                                                             EXHIBIT 2.1



                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                           CABLE ALABAMA CORPORATION

                             an Alabama corporation

                                      AND

                          KNOLOGY OF HUNTSVILLE, INC.

                             a Delaware corporation

                                  DATED AS OF

                                October 19, 1998

                               TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----
1. CERTAIN DEFINITIONS............................................................................................1
2. PURCHASE AND SALE OF THE ASSETS...............................................................................10
   2.1. Agreement to Purchase and Sell...........................................................................10
   2.2. Excluded Assets..........................................................................................11
   2.3. Purchase Price...........................................................................................12
   2.4. Subscriber Adjustment....................................................................................12
   2.5. Current Items Amount.....................................................................................12
   2.6. Calculations of Adjustments..............................................................................13
   2.7. Certain Additional Financial Arrangements................................................................14
   2.8. Assumption of Liabilities................................................................................15
   2.9. Allocation...............................................................................................16
   2.10. Transfer Taxes and Fees.................................................................................16
   2.11. Allocation of Franchise Settlement Payment..............................................................16
   2.12. Audited Financial Statement Expenses....................................................................16
   2.13. Franchise Settlement Payments...........................................................................16
3. SELLER'S REPRESENTATIONS......................................................................................17
   3.1. Organization and Qualification...........................................................................17
   3.2. Authorization............................................................................................17
   3.3. System Information.......................................................................................17
   3.4. Title and Condition of Personal Property.................................................................18
   3.5. Franchises, Licenses, and Contracts......................................................................18
   3.6. No Conflicts; Consents...................................................................................19
   3.7. Litigation and Judgments.................................................................................20
   3.8. Employment Matters.......................................................................................20
   3.9. Taxes....................................................................................................22
   3.10. Financial Statements....................................................................................22
   3.11. No Adverse Change.......................................................................................22
   3.12. Compliance with Legal Requirements......................................................................23
   3.13. Environmental Laws and Regulations......................................................................25
   3.14. Real Property...........................................................................................27
   3.15. Commitments.............................................................................................29
   3.16. Non-Infringement........................................................................................29
   3.17. Books and Records.......................................................................................29
   3.18. Accounts Receivable.....................................................................................29
   3.19. Bonds...................................................................................................29
   3.20. Sufficiency of Assets...................................................................................30


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

   3.21. Disclosure..............................................................................................30
   3.22. Affiliates..............................................................................................30
4. BUYER'S REPRESENTATIONS.......................................................................................30
   4.1. Organization.............................................................................................30
   4.2. Authorization............................................................................................30
   4.3. No Conflicts; Consents...................................................................................31
   4.4. Litigation...............................................................................................31
   4.5. Disclosure...............................................................................................31
5. COVENANTS.....................................................................................................31
   5.1. Certain Affirmative Covenants of Seller..................................................................31
   5.2. Certain Negative Covenants of Seller.....................................................................34
   5.3. Certain Affirmative Covenants of Buyer...................................................................34
   5.4. HSR Act Compliance.......................................................................................35
   5.5. Employees of Seller......................................................................................35
   5.6. Employee Retention Program...............................................................................36
   5.7. Forms 394................................................................................................36
   5.8. Programming..............................................................................................36
   5.9. Satisfaction of Closing Conditions.......................................................................36
   5.10. Notice of Developments..................................................................................36
   5.11. Transitional Services...................................................................................36
   5.12. Environmental Audits....................................................................................36
   5.13. Termination of Leases...................................................................................37
6. CONDITIONS PRECEDENT..........................................................................................37
   6.1. Conditions Precedent to Buyer's Obligations..............................................................37
   6.2. Conditions Precedent to Seller's Obligations.............................................................39
7. CLOSING.......................................................................................................41
   7.1. Time and Place...........................................................................................41
   7.2. Seller's Deliveries......................................................................................41
   7.3. Buyer's Obligations......................................................................................42
8. TERMINATION...................................................................................................42
   8.1. Termination Events.......................................................................................42
   8.2. Effect of Termination....................................................................................43
9. SURVIVAL OF REPRESENTATIONS AND INDEMNITY.....................................................................44
   9.1. Survival of Representations and Warranties...............................................................44
   9.2. Seller's Indemnity.......................................................................................44
   9.3. Buyer's Indemnity........................................................................................45
   9.4. Procedure for Indemnified Third Party Claim..............................................................46
10. RISK OF LOSS.................................................................................................47
11. CONFIDENTIALITY AND PRESS RELEASES...........................................................................47
   11.1. Confidentiality.........................................................................................47


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

   11.2. Press Releases..........................................................................................48
12. BROKERAGE FEES...............................................................................................49
13. MISCELLANEOUS................................................................................................49
   13.1. Further Assurances......................................................................................49
   13.2. Notices.................................................................................................49
   13.3. Assignment; Binding Effect..............................................................................50
   13.4. Expenses................................................................................................50
   13.5. Collection of Accounts..................................................................................51
   13.6. Entire Agreement; Amendments; and Waivers...............................................................51
   13.7. Counterparts............................................................................................51
   13.8. Severability............................................................................................51
   13.9. Schedules and Exhibits, Headings........................................................................51
   13.10. Governing Law..........................................................................................51
   13.11. Third Parties; Joint Ventures..........................................................................52
   13.12. Construction...........................................................................................52
   13.13. Commercially Reasonable Efforts........................................................................52

EXHIBIT A.......................................................................................................A-1

EXHIBIT B.......................................................................................................B-1

EXHIBIT C.......................................................................................................C-1

EXHIBIT D.......................................................................................................D-1

EXHIBITS TO THE AGREEMENT
-------------------------

Exhibit A                  Form of Dyrek Noncompetition Agreement
Exhibit B                  Form of Seller Noncompetition Agreement
Exhibit C                  Form of Indemnity Escrow Agreement
Exhibit D                  Form of Bill of Sale, Assignment and Assumption Agreement


SCHEDULES TO THE AGREEMENT
--------------------------

Schedule 2.2               Excluded Rights, Assets and Properties
Schedule 2.8               Additional Assumed Liabilities
Schedule 2.9               Allocation
Schedule 3.3               System Information
Schedule 3.4               Personal Property
Schedule 3.5               Franchises, Licenses and Contracts
Schedule 3.6               Conflicts; Consents
Schedule 3.7               Litigation and Other Proceedings
Schedule 3.8               ERISA
Schedule 3.9               Taxes
Schedule 3.11              No Adverse Change
Schedule 3.12              Compliance with Cable Act; Current Proceedings
Schedule 3.14              Real Property
Schedule 3.15              Persons Entitled to Free Service
Schedule 3.19              Bonds
Schedule 3.22              Affiliated Transactions

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 19th day of October, 1998, by and between KNOLOGY OF HUNTSVILLE, INC., a Delaware corporation ("Buyer") and CABLE ALABAMA CORPORATION, an Alabama corporation ("Seller").

                                    RECITALS

         A. Seller owns and operates a cable television system operating in and around Madison County, Alabama and Limestone County, Alabama (the "System").

         B. Seller desires to sell, and Buyer desires to purchase, substantially all of Seller's assets comprising the System on the terms and conditions set forth in this Agreement.

         C. CableAmerica Corporation, Seller's parent ("Seller's Parent"), has entered into the Seller's Guaranty dated the date hereof ("Seller's Guaranty").

         D. Knology Holdings, Inc., Buyer's parent ("Buyer's Parent"), has entered into the Buyer's Guaranty dated the date hereof ("Buyer's Guaranty").


                                   AGREEMENTS

         In consideration of the mutual promises and covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

1.       CERTAIN DEFINITIONS.

         As used in this Agreement, the following terms, whether in singular or plural form, shall have the following meanings:

         1.1. "ACCOUNTS RECEIVABLE" means the rights of Seller as of a specified date to payment for services rendered by Seller prior to such date in connection with the operation of the System as reflected on the billing records of Seller, provided, however, the term "Accounts Receivable" shall not include any Advertising Accounts Receivable.

         1.2    "ACCOUNTS RECEIVABLE AMOUNT" means an amount equal to the sum of
(i) 100% of the face amount of all Accounts Receivable that were not more than 30 days past due as of the Balance Sheet Date, plus (ii) 90% of the face amount of all Accounts Receivable that were from 31 to 90 days past due as of the Balance Sheet Date.

         1.3. "ADVERTISING ACCOUNTS RECEIVABLE" means the rights of Seller as of the Closing to payment for sales of advertising availabilities on the System prior to the Closing Date as reflected on the billing records of Seller.

         1.4. "AFFILIATE" shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

         1.5. "ASSUMED CONTRACTS" means (i) all Contracts listed in SCHEDULE 3.5; (ii) any Contracts entered into by Seller in the ordinary course of business and which are permitted by this Agreement between the date hereof and the Closing Date; and (iii) all subscription agreements with subscribers for the cable services provided by the System.

         1.6. "BENEFIT PLAN" means all of Seller's or any of its Affiliate's compensation or benefit plans, policies, practices, arrangements and agreements covering any employee or former employee of Seller or its Affiliates or the beneficiaries or dependents of such employee or former employee which are or have been established or maintained and are currently in effect, or to which contributions are being made by Seller or by any other Person which is or has been treated as a single employer together with Seller under Section 414 of the Code (such Persons, "Related Persons") or to which Seller or any Related Person is obligated to contribute, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, employment, retention, change of control, severance, stock option or other equity based, bonus, incentive compensation, deferred compensation, retirement fringe benefit and welfare plans.

         1.7. "CABLE ACT" means Title VI of the Communications Act of 1934, as amended, and all other provisions of the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

         1.8. "CODE" means the Internal Revenue Code of 1986, as amended, and all Legal Requirements promulgated pursuant thereto.

         1.9. "CONSENTS" means all of the consents, permits or approvals required to be obtained by Seller from any Governmental Authority or other Person for (i) Seller to transfer the Assets to Buyer or otherwise to lawfully consummate the transaction contemplated hereby;

and (ii) Buyer to conduct the business of the System substantially in the manner in which the business of the System is conducted as of the date of this Agreement.

         1.10. "CONTRACTS" means all leases, contracts and other agreements, written or oral (including any amendments and other modifications thereto) to which Seller is a party and which relate to the Assets or the business or operations of the System.

         1.11. "DYREK NONCOMPETITION AGREEMENT" means the Noncompetition Agreement to be executed by Christopher A. Dyrek and the Buyer at Closing in the form attached hereto as Exhibit A.

         1.12. "ENVIRONMENTAL LAWS" means any federal, state or local law (including the common law), rule, requirement or regulation relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to releases of Hazardous Substances, or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or relating to management of asbestos in buildings.

         1.13. "ENVIRONMENTAL PERMITS" means any permits, licenses, certificates or approvals required under Environmental Laws.

         1.14 "EPA" means the Environmental Protection Agency and any successor Governmental Authority thereto.

         1.15. "EQUIVALENT BASIC SUBSCRIBER" or "EBS" shall mean with respect to the System, an active customer for basic service either in a single household, a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtain service on a "bulk-rate" basis will be determined by dividing the gross bulk-rate billings for basic service (excluding any installation or non-recurring revenue) attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of the calculation by the applicable expanded basic rate for non-bulk subscribers. For purposes of this definition, an "ACTIVE CUSTOMER" will mean any Person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving basic service from the System who has an account that is not more than 90 days past due (except for past due amounts of $5.00 or less, provided such account is otherwise current). For purposes of this definition, an "active customer" does not include any Person, commercial establishment or multi-unit dwelling that (i) as of the date of calculation has not paid in full the charges for at least one month of the services ordered; (ii) any subscriber whose service is pending disconnection for any reason; or (iii) any subscriber of the System which was obtained since July 1, 1998 through extraordinary marketing or promotional programs or marketing or promotional programs not consistent with the past practices of the System.

         1.16. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and rules and regulations promulgated thereunder and published interpretations with respect thereto.

         1.17.  "FCC" means the Federal Communications Commission.

         1.18. "FRANCHISES" means all municipal, county, and state franchises and franchise applications (if any), and any material authorizations, ordinances, permits, resolutions and agreements relating to the System, other than the Licenses, together with all amendments thereto.

         1.19. "FRANCHISE SETTLEMENT PAYMENTS" means all amounts payable to Seller and its assigns by the City of Huntsville pursuant to Paragraphs 4 and 7 of the Huntsville Resolution.

         1.20. "GOVERNMENTAL AUTHORITY" means the United States of America, any state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes and other instrumentalities.

         1.21. "HAZARDOUS SUBSTANCES" means (i) any "hazardous waste" or "solid waste" as defined by the Resources Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss. 6901 et seq. ("RCRA"); (ii) any "hazardous substance, pollutant or contaminant" as defined by or listed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA"); (iii) any substance regulated by the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq. ("TSCA"); (iv) asbestos or asbestos containing materials; (v) polychlorinated biphenyls ("PCBs"); (vi) any petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) and any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Real Property is regulated or prohibited by any Legal Requirements; and (viii) any other substance which by virtue of any Legal Requirements require special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment, or disposal.

         1.22. "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.23. "HUNTSVILLE RESOLUTION" means that certain Resolution No. 91-519 dated August 22, 1991, adopted by the City Council of the City of Huntsville and approved by the Mayor of the City of Huntsville.

         1.24. "JUDGMENT" means any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate and any similar order of any Governmental Authority.

         1.25. "KNOWLEDGE" of any Person of or with respect to any matter means that such Person (if a natural person) or, in the case of Seller, any of William G. Jackson, William H. Lewis and Christopher A. Dyrek has actual awareness or knowledge of such matter.

         1.26. "LEGAL REQUIREMENTS" means any applicable common law and any statute, ordinance, law, rule, regulation or order of, any Governmental Authority, including Judgments.

         1.27. "LICENSES" means all domestic satellite, business radio, CARS, microwave and other licenses, authorizations and permits relating to the System granted to Seller by any Governmental Authority, except the Franchises or any public easements or rights-of-way related thereto.

         1.28. "LIEN" means any conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, security interest, mortgage, indenture, pledge, or other similar encumbrance, provided, however, the term "Lien" shall not include any Permitted Lien.

         1.29. "LITIGATION" means any claim, action, suit, proceeding, arbitration, investigation, hearing or other legal procedure by or before any Governmental Authority.

         1.30. "LOSSES" means any demands, claims, losses, liabilities, damages, Liens, assessments, penalties, costs, and expenses, including, without limitation, expenses of investigation, reasonable fees and disbursements of counsel and other experts.

         1.31. "MATERIAL ADVERSE EFFECT" means any material adverse effect, individually or in the aggregate, on the Assets or the business, financial condition or results of operations of Seller or the System.

         1.32. "OSHA" means the Occupational Safety and Health Administration and any successor Governmental Authority thereto.

         1.33. "OWNERS" means, collectively, William G. Jackson and Gloria J. Jackson.

         1.34. "PERMITTED LIENS" means (a) Liens for Taxes not yet due and payable; (b) zoning and subdivision laws and ordinances; (c) rights reserved to any Governmental Authority to regulate the affected property; (d) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements to the extent that no payment or performance under any such lease or rental agreement is in arrears; (e) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and that are listed and described on SCHEDULE 3.4; and (f) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or suppliers and other like liens, which secure obligations to the extent that payment thereof is not in arrears.

         1.35. "PERSON" means any natural person, Governmental Authority, corporation, limited liability company, general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

         1.36. "PERSONAL PROPERTY" means all of the equipment, plant, inventory, vehicles, spare parts, supplies and other tangible personal property which are owned, leased or licensed by Seller and used, useful or held for use in the conduct of the business or operations of the System, including, without limitation, any of Seller's towers, tower equipment, antennas, aboveground and underground cable, distribution systems, head end amplifiers, line amplifiers, earth satellite receive stations and related equipment, microwave equipment, testing equipment, motor vehicles, office equipment, furniture and fixtures, supplies, inventory and other physical assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

         1.37. "RATE REGULATORY MATTERS" shall mean any matter or any effect on the Seller or the System or the operations thereof, arising out of or related to the Cable Act, or any other federal, state or local law or regulation, dealing with, limiting or affecting the rates which can be charged by cable television systems to their subscribers.

         1.38. "RATE REGULATORY REDUCTION ORDER" shall mean a final order issued by a federal, state or local governmental or regulatory authority relating to Rate Regulatory Matters which effectuates after the date hereof and prior to or as of the Closing Date a reduction in the aggregate rates charged to subscribers for basic service.

         1.39. "REAL ESTATE AGREEMENT" means the agreement dated the date hereof between Buyer and William G. and Gloria J. Jackson relating to the purchase by Buyer of certain property identified therein for $5,000,000.

         1.40. "REAL PROPERTY" means all of the fee estates and buildings and other improvements thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are owned or leased or, for purposes of Section 3.13 hereof, operated by Seller, and used, useful or held for use in the conduct of the business or operations of the System. "Real Property" shall include, without limitation, the real property being conveyed to Buyer pursuant to the Real Estate Agreement.

         1.41. "REDSTONE ARSENAL PROPERTY" means the Real Property subject to that certain Lease dated March 1, 1989, as amended, between the United States Secretary of the Army and Seller.

         1.42. "RELATED REAL PROPERTY" means the Real Property to be purchased by Buyer pursuant to the Real Estate Agreement.

         1.43. "RELEASE" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release from any source (including without limitation the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, or waste treatment, storage, or disposal systems at, on, above, from, or under the Real Property.

         1.44. "SELLER NONCOMPETITION AGREEMENT" means the Noncompetition Agreement to be executed by Seller, William G. Jackson and Buyer at Closing in the form attached hereto as Exhibit B.

         1.45. "SURVEY" means the survey for the parcel or parcels of the Related Real Property prepared by a registered land surveyor licensed in the state where the Related Real Property is located (the "Surveyor"), prepared prior to Closing in accordance with the "Minimum Standard Detail Requirements and Classification for Land Title Surveys" jointly established and adopted by ALTA, ACSM and NSPS in 1997, certified by the Surveyor to Buyer and showing (a) the location of all lot and street lines, (b) the location of encroachments, overhangs or projections by buildings or improvements erected on adjacent lands or on the Related Real Property, (c) adequate means of ingress and egress to public roads, (d) the location of all utility and other easements, rights of way, set-back lines and other matters of record affecting such real property; (e) a description and the location of all existing improvements (including parking areas), and (f) such other facts and information as Buyer may reasonably require.

         1.46. "TAXES" means all levies and assessments of any kind or nature imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest and penalties thereon.

         1.47. "TITLE INSURANCE COMMITMENT" means an irrevocable title insurance commitment issued prior to Closing by a title insurance company acceptable to Buyer for (a) an owner's policy of title insurance (on ALTA 1992 Owner's Form), showing good and marketable fee simple title to the Related Real Property in Buyer or, with respect to the Redstone Arsenal Property, a valid leasehold interest in Buyer, and (b) a prepaid full-coverage mortgagee policy of title insurance (on the ALTA 1992 Lender's Form or as otherwise required by Buyer's lender), naming Buyer's lender as the insured party, insuring that the mortgage of Buyer's lender constitutes a valid and recorded first lien on a good and marketable fee simple interest in the Related Real Property or on a valid leasehold interest in the Redstone Arsenal Property, and providing full protection against filed and unfiled mechanics' and materialmen's liens, which Title Insurance Commitment shall not include any (i) survey matters exceptions (except those matters shown on the Survey and not reasonably disapproved of by Buyer prior to Closing), (ii) standard printed exceptions, (iii) creditor's rights exceptions, (iv) mechanics and materialmen's liens exceptions, or (v) any other exceptions that are not Permitted Exceptions (as defined below). "Permitted Exceptions" shall mean (i) the lien of real estate taxes not yet due and payable, (ii) all matters revealed in the Title Insurance Commitment which are not reasonably disapproved by Buyer in writing prior to Closing (it being understood that if the Closing occurs, all matters revealed in the Title Insurance Commitment (or, if Buyer fails to obtain the Title Insurance Commitment, all matters of record) which are not discharged or otherwise eliminated from the Title Insurance Commitment at or prior to Closing shall be deemed to be Permitted Exceptions), and (iii) all existing building, zoning and other city, state, county or federal laws, codes and regulations affecting the Related Real Property or the Redstone Arsenal Property, as applicable.

         1.48. "TRANSACTION DOCUMENTS" means all instruments and documents executed and delivered by or on behalf of Buyer or Seller pursuant to this Agreement.

         1.49. LIST OF ADDITIONAL DEFINITIONS. The following is a list of additional terms used in this Agreement and a reference to the Section hereof in which such term is defined:


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

                   Term                                                Section
                   ----                                                -------
                   active customer                                     1.15
                   Adjustment Amounts                                  2.6.1
                   Adjustment Time                                     2.5
                   Affiliate Transactions                              3.22
                   Agreement                                           Preamble
                   Assets                                              2.1
                   Assumed Liabilities                                 2.8.1
                   Audited Financial Statements                        5.1.5
                   Balance Sheet                                       3.10
                   Balance Sheet Date                                  3.10
                   Business Combination                                5.1.4
                   Buyer                                               Preamble
                   Buyer Indemnified Person                            9.2
                   Buyer's Guaranty                                    Recitals
                   Buyer's Parent                                      Recitals
                   CLI                                                 3.12.4
                   Closing                                             7.1
                   Closing Date                                        7.1
                   Commonly Controlled Entity                          3.8.1
                   Current Items Amount                                2.5
                   EBITDA of the System                                2.7.1
                   Employee Benefit Plan                               3.8.1
                   Escrow Agent                                        2.3
                   Excluded Assets                                     2.2
                   FAA                                                 3.12.5
                   Final Adjustment                                    2.6.2
                   Forms 394                                           5.7
                   GAAP                                                2.5
                   Indemnity Escrow Agreement                          2.3
                   Indemnitee                                          9.4
                   Indemnitor                                          9.4
                   Information                                         11.1.1
                   Initial Adjustment Certificate                      2.6.1
                   Interim Cost of Capital Amount                      2.7.2
                   Interim EBITDA Amount                               2.7.1
                   Interim Financial Statements                        3.10
                   Interim Period                                      2.7.1
                   Landlord Estoppel Certificates                      5.1.6
                   Material Consent                                    6.1.2



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

                   Multiemployer Plan                                  3.8.1
                   Non-Assumed Liabilities                             2.8.2
                   Outside Closing Date                                7.1
                   Permitted Exceptions                                1.47
                   Pro Forma Statement                                 2.7.3
                   Purchase Price                                      2.3
                   Seller                                              Preamble
                   Seller's Guaranty                                   Recitals
                   Seller's Parent                                     Recitals
                   Signals                                             3.12.2
                   Subject Property                                    5.12
                   Subscriber Adjustment Amount                        2.4
                   System                                              Recitals
                   Tenant Estoppel Certificates                        5.1.6
                   Vacation Pay Amount                                 5.5
                   1997 Audited Financial Statements                   5.1.5
                   1998 Audited Financial Statements                   5.1.5


2.       PURCHASE AND SALE OF THE ASSETS.

         2.1. Agreement to Purchase and Sell. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase from Seller, free and clear of all Liens, the System and all of Seller's real, personal and mixed assets, rights, benefits and privileges, both tangible and intangible, wheresoever situated or located, used, useful or held for use in connection with the conduct of the business or operations of the System, including without limitation the following (collectively, the "Assets"), provided, however, the "Assets" shall not include the Excluded Assets as defined in Section 2.2.

                  2.1.1.   the Personal Property;

                  2.1.2.   the Real Property;

                  2.1.3.   the Franchises;

                  2.1.4.   the Assumed Contracts;

                  2.1.5.   the Accounts Receivable;

                  2.1.6.   the Advertising Accounts Receivable;

                  2.1.7.   the Licenses;

                  2.1.8. all of Seller's intellectual property and proprietary information, technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the System, including, without limitation, filings with the FCC, and any trademarks, trade names and service marks;

                  2.1.9. all of Seller's training materials, manuals, technical documents and other information relating to the System;

                  2.1.10. all of Seller's customer records, personnel records, financial records, other records of every kind, books, documents, files, accounts receivable information and credit history and customer lists relating to, used or held for use by Seller in conducting, the business of the System, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed the statute of limitations for any claims related to the same; provided, however, that Buyer shall have no obligation to maintain or preserve any such books and records for any period longer than the period that Seller would have been required to maintain and preserve such books and records under applicable Legal Requirements had the transactions hereunder not been consummated;

                  2.1.11. the goodwill and going concern value generated by Seller with respect to the System, if any; and

                  2.1.12. all intangible assets of Seller relating to the System and not specifically described above.

         2.2. Excluded Assets. The following assets shall not be transferred to Buyer by Seller and are specifically excluded from the Assets (collectively, the "Excluded Assets"):

                  2.2.1. Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts, any and all insurance policies, construction and performance bonds, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                  2.2.2. Seller's programming contracts and Benefit Plans;

                  2.2.3. any books and records that Seller is required by law to retain, subject to the right of Buyer to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and Seller's minute books and other books and records related to internal corporate matters and financial relationships with Seller's lenders;

                  2.2.4. any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date;

                  2.2.5. any notes receivable from Affiliates; and

                  2.2.6. the rights, assets and properties described on
         SCHEDULE 2.2.

         2.3. Purchase Price. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall deliver to Seller by wire transfer of immediately available funds, to such account or accounts as are designated in written instructions by Seller to Buyer, which written instructions shall be provided to Buyer at least two business days prior to the Closing Date, the sum of $60,000,000 (the "Purchase Price"), which sum shall be (i) reduced by an amount equal to $3,250,000, which is to be retained by Regions Bank ("Escrow Agent") for a period of one hundred twenty (120) days following the Closing Date (or such longer period as may be contemplated by the Indemnity Escrow Agreement), to secure payment by Seller of any indemnification obligations to Buyer in accordance with the terms of an Indemnity Escrow Agreement in the form attached hereto as Exhibit C (the "Indemnity Escrow Agreement") and (ii) subject to upward or downward adjustment, as the case may be, pursuant to Sections 2.4 and 2.5 below.

         2.4. Subscriber Adjustment. If on the Closing Date, the System has less than 31,390 Equivalent Basic Subscribers, the Purchase Price shall be decreased by an amount equal to $2,071 for each Equivalent Basic Subscriber less than 31,390. If on the Closing Date, the System has more than 31,500 Equivalent Basic Subscribers, the Purchase Price shall be increased by an amount equal to $2,071 for each Equivalent Basic Subscriber more than 31,500; provided no upward adjustment to the Purchase Price will be made for any Equivalent Basic Subscribers exceeding 31,850 (the amount of any adjustment pursuant to this Section 2.4 is the "Subscriber Adjustment Amount").

         2.5. Current Items Amount. Buyer or Seller, as appropriate, shall pay to the other (by increasing or decreasing the Purchase Price paid by Buyer to Seller at Closing) the net amount of the adjustments and prorations effected pursuant to Sections 2.5.1, 2.5.2 and 2.5.3 below (the "Current Items Amount"). The adjustments provided for herein shall be made in accordance with generally accepted accounting principles ("GAAP") as of 11:59 p.m.

(Huntsville, Alabama time) on the last day of the month during which the Closing occurs (the "Adjustment Time").

                  2.5.1. Advance Payments and Deposits. The Purchase Price shall be decreased by an amount equal to the aggregate of (i) all deposits of subscribers of the System for converters, decoders, and similar items, and (ii) all payments previously paid to Seller for services to be rendered by Buyer to subscribers of the System or other third parties after the Adjustment Time. The Purchase Price shall be increased by an amount equal to the aggregate of all deposits made by Seller under utility, pole rental and other agreements that are Assumed Contracts assumed by Buyer hereunder.

                  2.5.2. Expenses. The following expenses shall be prorated, in accordance with GAAP, so that all expenses for periods prior to the Adjustment Time shall be for the account of Seller, and all expenses for periods after the Adjustment Time shall be for the account of
         Buyer: (i) all payments and charges under the Franchises, the Licenses, and the Assumed Contracts; (ii) Taxes levied or assessed against any of the Assets, including an estimate of any real estate taxes payable for the year of Closing; (iii) Taxes, if any, payable with respect to cable television service and related sales to subscribers of the System; (iv) charges for utilities and other goods or services furnished to the System; (v) copyright fees based on signal carriage by the System; (vi) all refund liabilities due to subscribers in connection with the rates of the System; (vii) prepaid expenses of Seller which relate to the Assets to be acquired except prepaid expenses related to any Excluded Asset; and (viii) all other items of expense relating to the System; provided, however, that Seller and Buyer shall not prorate any items of expense to the extent payable with respect to (a) any Excluded Assets, which shall remain and be solely for the account of Seller and (b) any Assumed Liability described in Section 2.8.1(iii) which shall be solely for the account of Buyer.

                  2.5.3. HSR Act Expenses. The Purchase Price shall be decreased by an amount equal to one-half of the $45,000 filing fee paid by Buyer to the Federal Trade Commission in connection with the HSR Act filing.

         2.6.     Calculations of Adjustments

                  2.6.1. Initial Adjustment Certificate. The Subscriber Adjustment Amount and Current Items Amount (collectively, the "Adjustment Amounts"), shall be estimated in good faith by Seller and set forth, together with a detailed statement of the calculation thereof, in a certificate executed by the Chief Financial Officer of Seller and delivered to Buyer not later than ten days prior to Closing (the "Initial Adjustment Certificate"). Seller shall use reasonable efforts to keep Buyer informed during its preparation of the

         Initial Adjustment Certificate and shall provide Buyer with such documentation as Buyer may reasonably request to support such Initial Adjustment Certificate. The Initial Adjustment Certificate shall constitute the basis on which the Adjustment Amounts are calculated for purposes of Closing.

                  2.6.2. Final Adjustment. Seller and Buyer shall endeavor in good faith to agree upon the actual Adjustment Amounts within 90 days after the Closing (the "Final Adjustment"). Seller or Buyer, as appropriate, shall pay to the other party within 10 business days after the Final Adjustment, the amount by which the parties agree that the actual Adjustment Amounts differ from the Adjustment Amounts as estimated in the Initial Adjustment Certificate. Any amounts in dispute at the end of such 90 day period will be determined within 120 days after the Closing Date by Arthur Andersen & Co., whose determination will be conclusive. Buyer and Seller will each be responsible for one-half of the fees and expenses payable to such firm in connection with such determination. Any appropriate payment required after determination of all disputed amounts will be made by the responsible party within 10 business days after the final determination.

         2.7.     Certain Additional Financial Arrangements

                  2.7.1. EBITDA of the System. The parties acknowledge and agree that the EBITDA of the System (as defined below) during the period between September 1, 1998, and the Closing Date (the "Interim Period") shall be for the benefit of Buyer (the "Interim EBITDA Amount"). As used herein, "EBITDA of the System" shall mean all earnings (excluding proceeds from insurance) before interest, taxes, depreciation and amortization of Seller in connection with the business and operations of the System, derived from financial statements prepared in accordance with GAAP consistent with past practice. Seller shall pay to Buyer at Closing in accordance with Buyer's written instructions, which written instructions shall be provided to Seller at least two business days prior to the Closing Date, an amount equal to the Interim EBITDA Amount. In the event of any dispute between Buyer and Seller regarding the calculation of the Interim EBITDA Amount which cannot be resolved by the parties within a reasonable time period prior to Closing, Buyer and Seller shall submit the dispute to a mutually acceptable outside accounting firm (which shall be instructed to determine the Interim EBITDA Amount in accordance with this Section 2.7.1), whose determination will be conclusive, final and binding on the parties.

                  2.7.2. Interim Cost of Capital Amount. In consideration for the payment of the Interim EBITDA Amount to Buyer, Buyer shall pay to Seller at Closing an amount equal to interest on $65 million during the Interim Period calculated at a rate per annum (computed on the basis of a 360 day year and applied to the actual number of days elapsed in the interest calculation period) equal to eight and one-half percent (8.5%) (the "Interim Cost of Capital Amount"). If the Closing does not occur on or prior to October 30, 1998, then the parties agree to renegotiate in good faith the interest rate used to calculate the Interim Cost of Capital Amount; provided, however, that in renegotiating such interest rate, the parties shall consider factors internal to Seller and the System (such as internal rates of return on capital), and not then prevailing market rates of interest.

                  2.7.3. Pro Forma. SCHEDULE 2.7.3 hereto contains a pro forma calculation of the Interim EBITDA Amount and the Interim Cost of Capital Amount as if the Closing occurred as of September 30, 1998, and the Interim Period was September 1, 1998, through September 30, 1998 (the "Pro Forma Statement"). SCHEDULE 2.7.3 is attached hereto solely for the purpose of demonstrating by example the manner in which the Interim Cash Flow Amount and the Interim Cost of Capital Amount shall be calculated as of the Closing Date.

         2.8.     Assumption of Liabilities

                  2.8.1. Assumed Liabilities. As of and from the Closing Date, Buyer shall assume, pay, discharge, and perform when due the following (the "Assumed Liabilities"): (i) all liabilities and obligations of Seller with respect to periods subsequent to the Adjustment Time under any Franchise, License, or Assumed Contract; (ii) other obligations and liabilities of Seller only to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.5; (iii) the accounts payable of Seller of the type listed on
         SCHEDULE 2.8 up to an aggregate amount equal to the Accounts Receivable Amount and (iv) all obligations and liabilities arising out of Buyer's ownership or operation of the Assets or System, to the extent that such obligations and liabilities relate to the time period after the Adjustment Time.

                  2.8.2. Non-Assumed Liabilities. Except for those liabilities expressly assumed by Buyer pursuant to Section 2.8.1 hereof, Buyer assumes no other liabilities of any kind or description whether connected with the business and operations of the System, Seller or otherwise, including, without limitation, all claims, liabilities, obligations, requirements, penalties, fines or costs (including costs of environmental remediation or removal) arising from the ownership or operation of any of the Assets or the business and operations of the System or Seller prior to the Closing Date (such liabilities of the System or Seller which are not assumed by Buyer are hereinafter collectively referred to as the "Non-Assumed Liabilities"). Without limiting the foregoing, Buyer assumes no liabilities or obligations under any Affiliate Transactions (as defined in Section 3.22) or any Benefit Plans. All Non-Assumed Liabilities shall remain with and be solely the responsibility of Seller.

         2.9. Allocation. For federal income and other applicable tax purposes, the Purchase Price shall be allocated among the Assets in the manner described on SCHEDULE 2.9, which Schedule will be prepared by Buyer and provided to Seller prior to Closing, and which Schedule shall be reasonably acceptable to Seller.

         2.10. Transfer Taxes and Fees. Any sales, use, transfer or documentary taxes imposed in connection with the sale and delivery of the Assets and rights acquired by Buyer under this Agreement and the Real Estate Agreement, including, without limitation, those taxes payable by Buyer pursuant to Section 11(a) of the Real Estate Agreement, shall be paid equally by Seller and Buyer.

         2.11. Allocation of Franchise Settlement Payment. Buyer agrees to pay to Seller within 5 business days after the receipt by Buyer of the Franchise Settlement Payment paid in respect of the 1998 calendar year, an amount equal to
(i) the amount of such Franchise Settlement Payment received by Buyer multiplied by (ii) the number of months in 1998 prior to the Adjustment Time (including the month during which the Adjustment Time occurs) divided by twelve.

         2.12. Audited Financial Statement Expenses. Buyer shall, within 5 business days after Buyer's receipt of a copy of the bill from Seller's auditors for the work performed in connection with the preparation of the Audited Financial Statements pursuant to Section 5.1.5 hereof, reimburse Seller for (a) all of the expenses incurred by Seller in complying with Section 5.1.5 hereof with respect to preparation of the 1998 Audited Financial Statements and (b) half of the expenses incurred by Seller in complying with Section 5.1.5 hereof with respect to the preparation of the 1997 Audited Financial Statements; provided, however, that the maximum amount payable by Buyer pursuant to this
Section 2.12(b) shall not exceed Ten Thousand Dollars ($10,000).

         2.13. Franchise Settlement Payments. At all times from and after the Closing Date, Seller shall take such actions as may be necessary to insure and guarantee that the Franchise Settlement Payments are made to Buyer no later than six (6) months after such payments are due pursuant to the provisions of Paragraphs 4 and 7 of the Huntsville Resolution; provided, however, that Seller's obligations under this Section 2.13 shall be limited to the amounts of the Franchise Settlement Payments that Seller would have been entitled to receive had (i) Seller not assigned to Buyer its rights to receive the Franchise Settlement Payments, and (ii) Seller remained in compliance with all obligations and conditions under the Huntsville Resolution. If Seller shall receive any of the Franchise Settlement Payments at any time after the Closing

Date, Seller shall promptly pay such amounts to Buyer in accordance with Buyer's instructions.

3. SELLER'S REPRESENTATIONS. Seller represents and warrants to Buyer as follows:

         3.1. Organization and Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Alabama and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted. Seller has no subsidiaries or any equity interest in any Person.

         3.2. Authorization. Seller has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of Seller have been duly and validly authorized and approved by all necessary corporate action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

         3.3.   System Information.

                3.3.1. SCHEDULE 3.3 sets forth the following complete, true and correct information in all material respects as of the date of this Agreement with respect to the System: (i) a description of the basic and tier services, and communications and data services, available from the System, the rates charged by Seller for each, together with any other charges by Seller for services to subscribers;
         (ii) rental payments under current real property and material personal property lease obligations; (iii) pole attachment rentals; (iv) personal property taxes payable with respect to the Assets; (v) the signals and programming services carried on the System and the channel position of each such station and service; (vi) approximate number of miles of activated aerial and underground plant in the System and approximate number of dwelling units passed; (vii) agreements with or commitments or obligations to subscribers for free service or service with rates departing from the System's standard rate schedule; (viii) listing and description of all performance bonds maintained by Seller with respect to the System; (ix) the channel and megahertz capacity of the System and all aeronautical frequencies used by the System and (x) Federal Aviation Administration tower clearances and approvals.

                3.3.2. The System meets the technical standards of Part 76, Subpart K, of the rules and regulations of the FCC in all material respects. SCHEDULE 3.3 sets forth a complete, true and correct, in all material respects, description of the cable network system of Seller. Seller has made available to Buyer and its representatives at the Huntsville, Alabama office of the System, current and accurate copies of all of the blue prints, schematics, as-built drawings and engineering records maintained with respect to the System.

                3.3.3. The System had not less than Thirty One Thousand Five Hundred Fifty-Four (31,554) Equivalent Basic Subscribers as of the Balance Sheet Date.

         3.4.   Title and Condition of Personal Property.

                3.4.1. SCHEDULE 3.4 contains a list and description of all material items of Personal Property included in the Assets. The Personal Property, together with the Assets, Excluded Assets and Real Property being conveyed to Buyer pursuant to the Real Estate Agreement, constitutes all personal property necessary to conduct lawfully the business and operations of the System as now conducted. Seller owns all of the Personal Property, free and clear of all Liens. All of the material Personal Property is in good working order and repair, ordinary wear and tear excepted and is suitable and adequate for the uses for which it is being used.

         3.5.   Franchises, Licenses, and Contracts.

                3.5.1. SCHEDULE 3.5 lists all Franchises, Licenses and Contracts (including a description of all requirements where compliance would require making capital expenditures other than in the ordinary course of business), other than: (i) subscription agreements with individual residential subscribers for the cable services provided by the System in the ordinary course of business which may be canceled by the System without penalty on not more than 30 days notice and (ii) Contracts and Licenses included in Excluded Assets. Seller has delivered to Buyer true and complete copies of each of the Franchises, Licenses and Contracts listed on SCHEDULE 3.5, including any amendments thereto, other than Contracts described in clauses (i) and (ii) above.

                3.5.2. Except as set forth in SCHEDULE 3.5, each of the Franchises, Licenses and Contracts listed on SCHEDULE 3.5 is valid, in full force and effect with respect to the Seller and, to the Seller's Knowledge, with respect to other parties thereto and enforceable in accordance with its terms against Seller and, to Seller's Knowledge, the other parties thereto other than Seller, and Seller has fulfilled when due all of its obligations thereunder. There has not occurred any default (without regard to lapse of time, the giving of notice, the election of Seller, or any combination thereof) by Seller nor, to the Knowledge of Seller, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Seller or any combination thereof) by any Person other than Seller under any of such Franchises, Licenses, or Contracts. Neither Seller nor, to the Knowledge of Seller, any other Person is in arrears in the performance or satisfaction of its obligations under any of such Franchises, Licenses, or Contracts, and no waiver or indulgence has been granted by any of the parties thereto. Except as set forth in SCHEDULE 3.5, the Franchises, Licenses and Contracts, together with all of the other Assets, Excluded Assets and the Real Property being conveyed to Buyer pursuant to the Real Estate Agreement are sufficient to permit Seller to operate the System lawfully in the manner in which it is currently operated.

                3.5.3. Except as set forth in SCHEDULE 3.5, to the Seller's Knowledge the System is the only cable television system presently serving the areas covered by the Franchises and, to the Seller's Knowledge, no other cable television system is presently contemplated by any Person in the area now served by the System. To the Seller's Knowledge, SCHEDULE 3.5 specifies for each area covered by the Franchises, the other cable television systems serving such area. To the Seller's Knowledge, no cable television franchises other than those listed on SCHEDULE 3.5 have been issued with respect to the areas served by the System.

                3.5.4. Seller is the sole and exclusive legal and equitable owner of all right, title and interest in and to the Franchise Settlement Payments, free and clear of all Liens and without current right of offset, deduction, withholding or claim from the City of Huntsville or any other Person. Seller's right, title and interest in and to the Franchise Fee Payments are freely assignable to Buyer without the consent or approval of the City of Huntsville or any other Person, and without any notification to or filing with the City of Huntsville or any other Person. There are no franchise fees payable by the franchisee to the City of Huntsville under the City of Huntsville Franchise described on SCHEDULE 3.5 hereto.

         3.6. No Conflicts; Consents. Except as described on SCHEDULE 3.6, the execution, delivery, and performance by Seller of this Agreement does not and will not: (i) violate any Legal Requirement or any Judgment to which the Seller or the Assets is subject; (ii) conflict with or violate any provision of the organizational documents of Seller; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the termination, material modification or acceleration of the performance required by, any Franchise, License or material Contract listed on SCHEDULE 3.5; (iv) result in the creation or imposition of any Lien against or upon any of the Assets; or (v) require the Seller to give any notice to, make any filing with, or obtain any consent, approval, or authorization of, any Governmental Authority or other Person, except as required under the HSR Act.

         3.7. Litigation and Judgments. As of the date hereof, except as set forth on SCHEDULE 3.7, there is no Litigation pending or, to Seller's Knowledge, threatened, against or involving Seller, the Assets or the System which, in the case of threatened Litigation, individually or in the aggregate could reasonably be expected to result in any materially adverse change in the financial condition or operation of the System or the ability of Seller to consummate the transactions under this Agreement. Except as described on SCHEDULE 3.7, there are no proceedings pending to which Seller is a party or, to Seller's Knowledge, threatened, nor have any demands been made by any Governmental Authority, utility, pole lessor, or other Person, which seeks the termination, material modification, suspension or material limitation of Seller's rights or obligations with respect to the Franchises, Licenses, or Contracts listed on
SCHEDULE 3.5. There are no Rate Regulatory Matters pending or, to Seller's Knowledge, threatened with respect to the System. There is no outstanding Judgment against Seller requiring Seller to take any action of any kind with respect to the Assets or the operation of the System, or to which the System or the Assets are subject or by which they are bound or affected.

         3.8.   Employment Matters.

                3.8.1. ERISA. Neither any employee benefit plan (as such term is defined in ERISA) maintained by Seller or to which Seller has or has had the obligation to contribute in respect of any of Seller's employees that render services in connection with the System (an "Employee Benefit Plan"), nor Seller in connection with the maintenance or operation of any Employee Benefit Plan, is in violation of the provisions of ERISA, the Code or other applicable Legal Requirements, except for any violation which would not have a Material Adverse Effect; no reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan, and, to Seller's Knowledge, no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan. Each Employee Benefit Plan is in compliance with its terms, except for any noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect. No Employee Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan"). Neither Seller nor any entity required to be aggregated with Seller (each, a "Commonly Controlled Entity") pursuant to Section 414(b),
         (c), (m) or (o) of the Code has completely or partially withdrawn from any Multiemployer Plan. No termination liability to the Pension Benefit Guaranty Corporation or withdrawal liability to any Multiemployer Plan has been or is reasonably expected to be incurred with respect to any Multiemployer Plan by Seller or any Commonly Controlled Entity, except for any liability which would not, individually or in the aggregate, have a Material Adverse Effect. Neither Seller nor any Commonly Controlled Entity has (or could incur) any liability under Title IV of ERISA that could become a liability or obligation of Buyer as a result of the consummation of the transactions contemplated hereunder.

                3.8.2. Collective Bargaining. There are no collective bargaining agreements applicable to any Persons employed by Seller that render services in connection with the System, and Seller has no duty to bargain with any labor organization with respect to any such Persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by Seller that render services in connection with the System.

                3.8.3. Legal Compliance. SCHEDULE 3.8 contains a true and complete, in all material respects, list of names, positions and rates of compensation of all employees of the System as of the date hereof. With respect to any Persons employed by Seller that render services in connection with the System, Seller is in compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller is not a party to or otherwise bound by any employment or consulting Contract.

                3.8.4. No Unfair Labor Practices. With respect to any Persons employed by Seller that render services in connection with the System,
         (i) Seller has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any Legal Requirements prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status or handicap in its employment conditions or practices; and (ii) except as described on SCHEDULE 3.8, there are no pending or, to Seller's Knowledge, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status or handicap against Seller before any Governmental Authority nor to Seller's Knowledge does any basis therefor exist.

                3.8.5. No Labor Controversies. There are no existing or, to Seller's Knowledge, threatened, labor strikes, disputes, or grievances affecting the System or other labor controversies which could reasonably be expected to have a material and adverse effect on the financial condition or operations of the System. There are no pending or, to the knowledge of Seller, threatened arbitration proceedings under any

         Contracts respecting Seller's employees nor to Seller's
         Knowledge does any basis therefor exist.

         3.9. Taxes. Except as described on SCHEDULE 3.9 (i) Seller has paid in a timely manner all Taxes due and payable for which Seller is liable, including the Taxes of any other Person other than Seller (a) under Treas. Reg. Sec. 1.1502-6 (or any similar provision of state, local or foreign law), (b) as a transferee or successor, (c) by contract or (d) otherwise; (ii) Seller has received no notice of, nor does Seller have any Knowledge of, any notice of deficiency or assessment, or of any proposed deficiency or assessment, from any taxing Governmental Authority with respect to the Assets or the System; (iii) there are no audits pending with respect to the Assets or the System and there are no outstanding agreements or waivers by Seller that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the System; and (iv) Seller has timely filed all Tax returns and Tax reports required to be filed by Seller and all such returns and reports are accurate and complete in all material respects.

         3.10. Financial Statements. Seller has delivered to Buyer copies of the following financial statements, which are in accordance with GAAP (except for the absence of notes) consistently applied throughout the periods indicated: (a) unaudited balance sheets and statements of operations and cash flows as of and for the fiscal years ended September 30, 1996 and 1997, and (b) the unaudited balance sheet (the "Balance Sheet") and statements of operations and cash flows of Seller as of and for the eleven-month period ending August 31, 1998 (the "Balance Sheet Date") (the financial statements described in this clause (b), the "Interim Financial Statements"). All of the financial statements described in this Section 3.10 present fairly in all material respects, as of the respective dates thereof, the financial condition, assets and liabilities (taken as a whole) and results of operations and cash flows of Seller, subject, in the case of the Interim Financial Statements, to customary non-material year-end adjustments. As of the Balance Sheet Date, Seller was the owner of all the properties and assets set forth in the Balance Sheet. There are no material liabilities, accrued, absolute, contingent or otherwise, that are not reflected in the Balance Sheet other than liabilities arising in the ordinary course of the Seller's business since the Balance Sheet Date. The Pro Forma Statements have been prepared in good faith by Seller in accordance with Seller's books and records and in a manner consistent with the Interim Financial Statements. The Pro Forma Statements present fairly in all material respects the EBITDA of the System for the month ended September 30, 1998.

         3.11. No Adverse Change. Except as described on SCHEDULE 3.11, there has been no material adverse change in the business, financial condition or operations of the System since the Balance Sheet Date, other than changes arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and since such date, no material portion of the movable Personal Property has been removed from the System except in the ordinary course of business. Since the Balance Sheet Date, Seller has not (a) incurred loss of, or significant injury to, any of the Seller's material Assets, whether as the result of any natural disaster, labor trouble, accident, other casualty, or otherwise; (b) sold, exchanged, transferred or otherwise disposed of any of the Assets except in the ordinary course of business, or canceled any debts or claims except in the ordinary course of business; (c) written down the value of any Assets or written off as uncollectible any accounts receivable, except write downs and write offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (d) entered into any transactions other than in the ordinary course of business;
(e) made any change in any method of accounting or accounting practice; or (f) made any agreement to do any of the foregoing.

         3.12.    Compliance with Legal Requirements.

                  3.12.1. No Violation of Legal Requirements. The operation of the System as currently conducted does not violate or infringe, in any material respect, any Legal Requirements currently in effect. Seller has received no notice of any violation by Seller or the System of any Legal Requirement applicable to the operation of the System as currently conducted and, to Seller's Knowledge, there is no basis for the allegation of any such violation. Seller is not, in any material respect, in default of, or in violation with respect to, any Judgment.

                  3.12.2. Licensing. Seller is permitted under all applicable Franchises, Licenses and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Seller makes available to subscribers of the System (the "Signals") and to utilize all carrier frequencies generated by the operations of the System, and is licensed to operate all the facilities required by Legal Requirements to be licensed, including without limitation any business radio and any cable television relay service system being operated as part of the System. No correspondence has been received by Seller during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office or any other Person challenging or questioning the right of Seller to operate the System and of any FCC-licensed or registered facility used in conjunction with Seller's operation of the System. Seller is not utilizing and is not required to utilize any microwave CARS license issued by the FCC in connection with the business and operations of the System in accordance with Legal Requirements.

                  3.12.3. Cable Act. The System and Seller's operation of the System are in compliance in all material respects with the FCC's rules and regulations and the provisions of the Cable Act as such Legal Requirements apply to Seller and/or the

         System. Except as described on SCHEDULE 3.12, Seller is in compliance in all material respects with the must-carry and retransmission consent provisions of the 1992 Cable Act as they relate to the System. All of the television broadcast signals carried by the System are carried either pursuant to the must-carry requirements or pursuant to executed retransmission consent agreements. To Seller's Knowledge, the rates charged to subscribers, effective since September 1, 1993, are or were allowable under the Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation on or after that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were and are not subject to regulation pursuant to a specific exemption from rate regulation contained in the Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Seller has delivered to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act or FCC rules or regulations with respect to the System, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 320, 325, 328, 329, 393, 395A, 854, 1200, 1205, 1210, 1215, 1220, 1225, 1230 and
         1240, copies of Seller's material correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers of the System including, without limitation, copies of any complaints filed with the FCC with respect to Seller's rates charged to such subscribers and sufficient documentation supporting an exemption from the rate regulation provisions of the Cable Act. Seller is in material compliance with the commercial leased access provisions of the 1992 Cable Act and has delivered to Buyer copies of any demands for commercial leased access carriage and any correspondence relating to such requests. SCHEDULE 3.12 contains a list of all Franchise areas that are certified to regulate rates pursuant to the regulations of the FCC and a list of all Franchise areas in which a complaint regarding cable programming services has been filed with the FCC and received by Seller. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each franchise of the System expiring within 36 months of the date of this Agreement. To Seller's Knowledge, Seller has not violated any laws or any duty or obligation with regard to protecting the privacy rights of any past or present subscribers of the System.

                  3.12.4. CLI. Seller has conducted all system and microwave performance tests and all Cumulative Leakage Index ("CLI") related tests applicable to the System. Seller has (i) maintained appropriate log books and other recordkeeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the System required to be corrected in connection with Seller's monitoring obligations under the rules and regulations of the FCC; and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the System.

                  3.12.5. FAA Rules and Regulations. The System is being operated in all material respects in compliance with the Rules and Regulations of the Federal Aviation Administration ("FAA"). SCHEDULE
         3.3 lists all the existing towers utilized in conjunction with the System. Without limiting the generality of the foregoing, the existing towers of the System are obstruction marked and lighted in all material respects in accordance with the Rule and Regulations of the FAA and FCC if so required. All required authorizations, including but not limited to, Hazard to Air Navigation determinations, for such towers have been issued by and pursuant to the Rules and Regulations of the FAA. Except as set forth in SCHEDULE 3.3, Seller does not lease space on such towers to any third party.

                  3.12.6. Copyright. Seller has deposited with the United States Copyright Office all statements of account and other documents and: instruments, and paid all royalties, supplemental royalties, fees and other sums to the United States Copyright Office required under the Copyright Act with respect to the business and operations of the System as are required to obtain, hold and maintain the compulsory copyright license for, cable television systems prescribed in Section 111 of the Copyright Act. Seller is in compliance in all material respects with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the System. Seller is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner.

         3.13.    Environmental Laws and Regulations.

                  3.13.1. In connection with the System, Seller and all Real Property are currently in material compliance with and have previously been in compliance with, all Environmental Laws.

                  3.13.2. In connection with the System, Seller has no material liability under any Environmental Law, nor does any other Person for whose conduct Seller is or may be held to be responsible. In connection with the System, Seller has not, either directly or indirectly acted or failed to act in a manner or under circumstances which could reasonably give rise to any material liability under any Environmental Law. To Seller's Knowledge, no other present or previous owner, tenant, operator, occupant or user of any Real Property, or any other Person, has committed or suffered the foregoing. To Seller's Knowledge, no material Release of Hazardous Substances has entered or threatens to enter any Real Property.

                  3.13.3. There are no pending or, to the Knowledge of Seller, threatened actions, suits, claims, legal proceedings or other proceedings based on, and neither Seller nor any officer, director or stockholder thereof has received any notice of any complaint, order, directive, citation, violation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Authority or any other Person or entity, or knows or suspects any fact(s) which might form the basis for any such actions or notices arising out of or attributable to: (i) the current or past presence, Release, or threatened Release of Hazardous Substances at, on, under, or from any part of the Real Property; (ii) the off-site transportation, disposal or treatment of Hazardous Substances originating on or from the Real Property or the businesses or assets of Seller in connection with the System; or (iii) any violation of Environmental Laws at any part of the Real Property or arising from Seller's activities (or the activities of Seller's predecessors in title) involving Hazardous Substances which would have a Material Adverse Effect.

                  3.13.4. No underground storage tanks are located upon any Real Property. To Seller's Knowledge, no Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes. Neither the Real Property nor any building or other structure on any Real Property contains (i) asbestos, asbestos containing materials or materials presumed to be asbestos containing materials (as defined by EPA or OSHA); (ii) PCBs; or (iii) any dump or any filled in land which will require investigation, sampling, monitoring, operation and maintenance, treatment, excavation, containment, closure, clean up, removal actions, remediation, restoration, reclamation, or response actions, to avoid or mitigate liability under or violation of Environmental Law.

                  3.13.5. Seller has provided Buyer with complete, accurate, and correct copies of: (a) all investigations, studies, audits, tests, reviews, reports, surveys, or other written materials in Seller's possession or control relating to the System and Hazardous Substances or Environmental Laws; and (b) all notices or other materials received by Seller relating to the System, any Real Property, and Seller or any predecessor's compliance with or liability under any Environmental Laws.

                  3.13.6. Seller has and will maintain through the Closing Date all Environmental Permits to operate the System in the manner in which it is currently being operated. Seller has supplied Buyer with a true and complete list of all

         Environmental Permits required in order for buyer to operate the System substantially as presently operated. None of the Environmental Permits are nontransferable or require consent, notification, recording, filing, waiting period, approval, investigation, remediation, approval or other action to remain in full force and effect following the Closing, and no other consent, notification, recording, filing, waiting period, investigation, remediation, approval or other action is required by Seller under any Environmental Law in order to consummate the transactions contemplated by this Agreement.

                  3.13.7. No Real Property currently or formerly owned, operated or leased by Seller, and no property to which Hazardous Substances originating on or from such property or in the businesses or assets Seller in connection with the System has been sent for treatment or disposal, is listed or proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require investigation or cleanup under Environmental Laws.

                  3.13.8. No Encumbrance in favor of any person relating to or in connection with any claim under any Environmental Law has been filed or has attached to the property currently owned, operated, or leased by Seller.

         3.14.    Real Property.

                  3.14.1. Seller does not hold any fee simple interest in any Real Property. SCHEDULE 3.14 lists all the Real Property. Seller has provided to Buyer true and correct copies of all agreements and other instruments evidencing the material items listed on SCHEDULE 3.14, including any amendments or modifications to such items. Seller has valid leasehold interests, and, in the case of easements, rights of access, rights-of-way, licenses and other interests included in the Real Property, such title or other interest as is necessary to permit the use and enjoyment of such properties substantially in the manner such properties are now used by Seller. Seller's interest in the Real Property is free and clear of all Liens, except, in the case of the Related Real Property, for Permitted Exceptions. The Real Property listed on SCHEDULE 3.14, including the Real Property being conveyed to Buyer pursuant to the Real Estate Agreement, includes all real property interests necessary to operate the System as the System is presently operated. All Real Property (including the improvements thereon) (a) is in good condition and repair consistent with its present use, (b) is available to Seller for immediate use in the conduct of the business or operations of the System, and (c) complies in all material respects with all applicable Legal Requirements, including, without limitation, local zoning and subdivision ordinances. All leases of real property that are included in the Assets or the Assumed Liabilities and to which Seller is a party as either lessor or lessee are valid and binding obligations of the Seller and, to the Seller's Knowledge, the other parties thereto, are in full force and effect, there exists no defaults by Seller, or to Seller's Knowledge, by any other party. Except as set forth on
         SCHEDULE 3.14, on the Closing Date, no Personal Property used or useful in the business and operation of the System will be located on any real property not included in the Real Property being conveyed to Buyer at Closing. All buildings, towers, structures, fixtures and other improvements on the Real Property used in the conduct of Seller's business are in good repair and condition, and fit for the uses to which they are currently devoted, and lie entirely within the boundaries of the Real Property.

                  3.14.2. Seller has delivered to Buyer true and correct copies of the following documents and information relating to the Related Real Property that are either (a) in the possession of Seller or the Owners or (b) of which Seller has Knowledge and which are readily available: (i) any and all engineering studies, environmental reports, soil boring test results, boundary or topographic surveys; (ii) existing title policies or title reports, along with copies of exceptions referenced therein; and (iii) any and all existing proposed, and proffered conditions and agreements accepted and agreed to by the Owners or any predecessor in title to the Owners as a condition to development of the Related Real Property.

                  3.14.3. The Owners are the sole owners of good and marketable fee simple title to the Related Real Property, free and clear of all Liens, easements, covenants and restrictions, excepting the Permitted Exceptions. The Owners are the sole owners of good and marketable title to all buildings, structures, fixtures and improvements on the Related Real Property, free and clear of all Liens, easements, covenants, encumbrances and restrictions excepting the Permitted Exceptions.

                  3.14.4. The Related Real Property is not subject to any unrecorded Contract or other unrecorded material restriction of any nature whatsoever preventing or limiting the Owners' right to convey the Related Real Property to Buyer, or preventing or limiting the right of Seller or any Owner to use it for the purposes for which it is currently used.

                  3.14.5. Seller has not received any notice that any portion of the Related Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently pending, and Seller has no Knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

                3.14.6. The Related Real Property has direct and unobstructed access to a public right-of-way and to adequate electric, gas, water, sewer and telephone lines, all of which are adequate for the uses to which the Related Real Property is currently devoted. No structures of any kind encroach onto the Related Real Property.

         3.15. Commitments. There are no unfulfilled binding material commitments for capital improvements which Seller is obligated to make in connection with the System. To the best of Seller's Knowledge, there are no complaints by subscribers or other users of Seller's services that, individually or in the aggregate, could reasonably be expected to materially and adversely affect the financial condition, operations or business of the System. Except with respect to the persons listed on SCHEDULE 3.15, there is no free service liability to subscribers existing with respect to the System. Except with respect to deposits for converters, encoders, decoders and related equipment, and any other item which is to be adjusted for pursuant to Section
2.5 hereof, Seller has no obligation or liability for the refund of monies or for the provision of rebates to its subscribers. Except as set forth in the Franchises with respect to the System, Seller has not made a commitment to any franchising authority to maintain a local office in any location. Seller has not made any commitment to any of the municipalities served by the System to pay franchise fees to any such municipality in excess of the amounts set forth in the Franchises.

         3.16. Non-Infringement. To the best of Seller's Knowledge, the operation of the System as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license or trade secret, and there is not pending or, to Seller's Knowledge, threatened any action with respect to any such infringement or breach.

         3.17. Books and Records. All of the books, records, and accounts of the System are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements.

         3.18. Accounts Receivable. Seller is the true and lawful sole owner of the Accounts Receivable and the Advertising Accounts Receivable, free and clear of all Liens, with the right to transfer Seller's interest therein to Buyer. Each such Account Receivable and Advertising Account Receivable is in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for, such account debtor.

         3.19. Bonds. SCHEDULE 3.19 contains an accurate and complete list of all bonds (franchise, construction, fidelity, or performance) of Seller which are required to be obtained by Seller and which relate in any way to the ownership or use of the Assets or the operation of the System.

         3.20. Sufficiency of Assets3.20.Sufficiency of Assets. Together with the Excluded Assets and the Real Property being conveyed to Buyer pursuant to the Real Estate Agreement and except as set forth in SCHEDULE 3.20, the Assets collectively (i) constitute all assets and rights that relate directly or indirectly to, or are used in, the operation of the System as a going enterprise and (ii) constitute all assets and rights necessary to operate the business and operation of the System as presently operated.

         3.21. Disclosure3.21. Disclosure. No representation or warranty by Seller in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

         3.22. Affiliates. SCHEDULE 3.22 describes the material contracts, leases, arrangements and transactions between the Seller and any Affiliate of Seller since October 1, 1997, or existing as of the date hereof (collectively, the "Affiliate Transactions"). Seller shall take such actions as may be necessary to terminate no later than Closing any Affiliate Transactions that in any way adversely affect or could adversely affect any of the Assets or impose any liabilities or obligations on Buyer, and to pay or otherwise satisfy any liabilities or obligations arising under such Affiliate Transactions.

4. BUYER'S REPRESENTATIONS. Buyer hereby represents, warrants and covenants to Seller as follows:

         4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing in the State of Alabama.

         4.2. Authorization. Buyer has full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         4.3. No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement does not and will not: (i) violate any Legal Requirement or Judgment to which the Buyer or its assets is subject; (ii) conflict with or violate any provision of the organizational documents of Buyer; (iii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the termination, modification or acceleration of the performance required by, any material contract to which Buyer is a party or to which its assets are subject; or (iv) require the Buyer to give any notice to, make any filing with, or obtain any consent, approval, or authorization of, any Governmental
Authority or other Person, except as required under the HSR Act.

         4.4. Litigation. There is no Litigation pending or, to Buyer's Knowledge, threatened, against or involving Buyer which could reasonably be expected to materially adversely affect the ability of Buyer to consummate the transactions under this Agreement.

         4.5. Disclosure. No representation or warranty of Buyer in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in any material respect.

5.       COVENANTS.

         5.1. Certain Affirmative Covenants of Seller. Seller covenants and agrees, from and after the execution and delivery of this Agreement until and including the Closing Date, as follows:

                5.1.1. Access. Seller, upon reasonable notice, shall give
         Buyer and its representatives full access during normal business hours to all of the properties, books, and records relating to the Assets and the System, and furnish Buyer with such information concerning the Assets and the System as Buyer may reasonably request. Subject to the provisions of Paragraph 5 of the Real Estate Agreement, Seller shall, and shall cause the Owners to, permit Buyer, its agents, representatives and employees, to have full access, during normal business hours throughout the period prior to Closing, to the Related Real Property and all books, records, Contracts and other documentation and information relating to the Related Real Property.

                5.1.2. Conduct of Business. Seller shall operate the System in the ordinary and usual course and in accordance with past practices, which shall include, without limitation, using commercially reasonable efforts to: (i) maintain appropriate staff and management personnel at the System, consistent with past practices; (ii) not delay any of its expenditures incurred in the ordinary course of business of the System; (iii) maintain and preserve the Seller's goodwill, business relationships, Licenses and Franchises; (iv) keep all Assets comprising the System in good working order and repair (reasonable wear and tear excepted), and keep in effect the casualty and liability insurance covering the Assets in force on the date of this Agreement;
         (v) not sell or dispose of or contract to sell or dispose of any Assets comprising the System, except in the ordinary course of business (up to a maximum aggregate amount of $10,000), consistent with past practice; (vi) continue normal marketing, advertising and promotional expenditures with respect to the System; and (vii) comply in all material respects with all applicable Legal Requirements, perform all of its material obligations under all of the Franchises, Licenses, and material Contracts, and maintain the books, records, and accounts relating to the System in the usual, regular, and ordinary manner on a basis consistent with past practices.

                5.1.3. Consents; Efforts; HSR Act. Except as otherwise provided herein, Seller shall, at Seller's own cost and expense, use commercially reasonable efforts to obtain as promptly as possible, all Consents required to be obtained by Seller in order to consummate the transactions contemplated by this Agreement, including approvals of the FCC, Governmental Authorities, and other Persons. With respect to Consents required to be obtained by Seller relating to the transfer of any Franchise, Seller shall use commercially reasonable efforts to obtain Consents which contain an affirmation that: (a) such Franchise is in full force and effect; (b) the quality of Seller's service, including signal quality, response to consumer complaints and billing practices has been reasonable in light of community needs; (c) Seller is in substantial compliance with the terms of the Franchise and other applicable Legal Requirements; (d) there are no circumstances or conduct by Seller which would constitute a default by Seller under the Franchise and no event has occurred or exists which would permit the Governmental Authority to revoke or terminate the Franchise; (e) Buyer is permitted to grant a security interest in the Franchise to Buyer's lender(s) and (f) such other matters as Buyer and/or lenders may reasonably request. Subsequent to the Closing, Seller shall continue to use commercially reasonable efforts to obtain in writing any Consent required to be obtained by it that was not obtained on or before Closing and with respect to which Buyer waived in writing as a closing condition, and deliver copies of such to Buyer.

                5.1.4. No Shopping. Seller hereby agrees that during the period commencing on the date hereof and ending with the earlier to occur of the Closing or termination of this Agreement, (a) Buyer shall have the sole and exclusive right to negotiate with Seller for any proposed merger, consolidation, sale or acquisition of Seller, the Assets comprising the System (other than the sale or acquisition of equipment or inventory in the ordinary course of business) and/or the stock of Seller (each, a "Business Combination"), and (b) neither Seller, nor any officer, director, shareholder or employee of Seller, or any agent or representative thereof, will solicit, favorably respond to indications of interest from, or enter into negotiations with, any Person other than the Buyer for any possible Business Combination.

                5.1.5. Financial Information; Audit. Seller shall promptly deliver to Buyer true and complete copies of all of its monthly operating reports and any reports with respect to the operation of the System prepared by or for it at any time from the date of this Agreement until Closing. Seller shall cause its outside accounting firm, Deloitte & Touche LLP, to audit the statements of the System (including a balance sheet, statement of operations and cash flows) as of and for the eleven-month period ended August 31, 1998 (the "1998 Audited Financial Statements") and as of and for Seller's fiscal year ended September 30, 1997 (the "1997 Audited Financial Statements"; together with the 1998 Audited Financial Statements, the "Audited Financial Statements"). Seller shall cause such accounting firm to complete such audit and deliver an unqualified report with respect to the Audited Financial Statements as soon as reasonably practicable but in no event later than December 15, 1998. The Audited Financial Statements shall be prepared in accordance with GAAP, and the financial condition, assets and liabilities and results of operations and cash flows of Seller reflected in the 1998 Audited Financial Statements shall not be materially adversely different than the financial condition, assets and liabilities and results of operations and cash flows of Seller set forth in the Interim Financial Statements. Upon the reasonable request of Buyer and at the expense of Buyer, Seller shall provide assistance and such other financial and other information as shall be necessary or desirable to permit Buyer to prepare or to cause to be prepared any additional financial statements or information concerning the System required to comply with Regulation S-X of the Securities and Exchange Commission, including, without limitation, providing customary management representation letters to Buyer's auditors.

                5.1.6. Estoppel Certificates. Seller shall use reasonable efforts to obtain, at or prior to Closing, a certificate, reasonably satisfactory to Buyer, from the lessor of each Real Property lease to the effect that such lease is valid, in full force and effect and not in default, has been approved, if necessary, for transfer to Buyer, and any other matters reasonably requested by Buyer (collectively, the "Landlord Estoppel Certificates"). Seller shall use reasonable efforts to obtain, at or prior to Closing, a certificate, reasonably satisfactory to Buyer, from the tenant to each Real Property lease under which Seller is the landlord to the effect that: (i) such lease is valid, in full force and effect, (ii) tenant is not in default (or with the giving of notice or the passage of time will not be in default) under the lease, (iii) landlord is not in default under the lease, and tenant has no claim against off-set, credit, defense, counterclaim or deductions against landlord or any rent or other sums due or payable under the lease, (iv) tenant has not assigned, transferred, or hypothecated its interest in the lease or entered into a sublease or license for all or any portion of the premises covered by the lease, and (v) any other matters reasonably requested by Buyer (collectively, the "Tenant Estoppel Certificates").

         5.2. Certain Negative Covenants of Seller. Between the date of this Agreement and the Closing Date Seller shall not:

                5.2.1. (i) modify, terminate, renew, suspend, or abrogate any of the Contracts, except in the ordinary course of business, (ii) modify, terminate, renew, suspend, or abrogate any of the Franchises or Licenses, except in the ordinary course of business, (iii) transfer, convey, or otherwise dispose of any of the Assets (except that it may use inventory and dispose of damaged or defective equipment or material in the normal course of business), (iv) take any action that would result in the creation of a Lien on any of the Assets, (v) engage in any marketing, subscriber installation, or collection practices that are inconsistent with its past practices, or
         (vi) implement any material increase or decrease in the rates charged by the System to its subscribers except in the ordinary course or pursuant to a Legal Requirement or Judgment; or

                5.2.2. enter into any transaction with any Affiliate of Seller, except in the ordinary course of business consistent with past practices and of the type described in SCHEDULE 3.22, including, without limitation, any renewal, extension, modification or other change in, any existing Contract to which an Affiliate of Seller is a party or any other transaction involving an Affiliate of Seller.

         5.3. Certain Affirmative Covenants of Buyer. Buyer covenants and agrees, from and after the execution and delivery of this Agreement, as follows:

                5.3.1. Buyer hereby agrees that it will use commercially reasonable efforts to obtain any consents required to be obtained by Buyer in order for Buyer to consummate the transaction in accordance with the provisions hereof and that Buyer will cooperate with Seller in obtaining the Consents, but Buyer will not be required (i) to make any payment to any Person from whom such Consent is sought or (ii) to accept any material changes in, or the imposition of any adverse condition to any Assumed Contract, Franchise, or License as a condition to obtaining any Consent. Buyer agrees to reimburse Seller at Closing for the amount of capital costs reasonably incurred by Seller and approved by Buyer in advance in writing in connection with the wiring of any multiple dwelling unit between the date hereof and Closing.

                5.3.2. Buyer hereby agrees that it will use the trade names, trademarks and other service marks transferred to the Buyer pursuant to Section 2.1.8 of this Agreement only in connection with the provision of data, communications and cable television services.

         5.4. HSR Act Compliance. Each of the parties covenants that it has filed, or will file as promptly as practicable, notification and report forms and related material that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and will make any further filings pursuant thereto that may be necessary or advisable in connection therewith.

         5.5. Employees of Seller. Without Buyer's prior written consent, Seller shall make no change in the compensation payable or to become payable by Seller to any Person employed in connection with the conduct of the business or operations of any of the System, except in accordance with past practices. Seller shall be responsible for compliance with the COBRA notice and continuation coverage requirements under Part 6 of Title I of ERISA, with respect to all employees of Seller (and their beneficiaries) experiencing a qualifying event (as defined in Section 603 of ERISA) on account of termination of employment or reduction of hours by Seller while such employees were employed by Seller. Buyer shall offer employment to all employees of Seller on substantially the same terms existing as of the date of this Agreement (including without limitation wages, benefits and positions); provided, that Buyer shall not assume, be deemed to assume or be obligated to pay any benefits under any Benefit Plan of Seller or its Affiliates. At Closing, Seller shall pay to Buyer an amount equal to the cash value of earned and unused vacation time under Seller's vacation Benefit Plan as of the Closing Date (the "Vacation Pay Amount"). Seller shall deliver to Buyer at Closing (a) a copy of Seller's vacation Benefit Plan, and (b) a detailed statement of the Vacation Pay Amount for each of Seller's employees, which Benefit Plan and statement shall be certified by Seller's Chief Financial Officer as being true, accurate and complete. Such certified statement shall include, for each employee, the amount of the Vacation Pay Amount foregone for each vacation day taken by such employee. Buyer agrees to disburse the Vacation Pay Amount to Seller's former employees promptly following the end of calendar year 1998, or at each employee's option, permit them to take vacation days during calendar year 1998, all in accordance with such certified statement and certified Benefit Plan. Such payments of the Vacation Pay Amount shall be subject to any withholdings required to be made by Buyer under the Code or any provision of state or local tax law. Nothing in this Section 5.5 or in any other provision of this Agreement is intended to confer upon any employee of Seller or such employee's legal representative or heirs any rights as a third party beneficiary or otherwise or any remedies of any kind whatsoever under or by reason of this Agreement, or the transactions contemplated hereby, including without limitation any rights to continued employment with

Seller or Buyer. All rights and obligations created by this Agreement are solely between the parties.

         5.6. Employee Retention Program. If requested by Buyer in writing, the parties shall, at Buyer's expense, develop and implement an employee retention program, containing terms and conditions acceptable to Seller and Buyer, to incent current employees to remain employed by Seller through the Closing.

         5.7. Forms 394. Within ten (10) business days after the date of this Agreement, Seller and Buyer shall, if required, prepare and file properly prepared Applications for Franchise Authority Consent to Assignment or Transfer of Control of Cable Television Franchise FCC 394 ("Forms 394") with the local Governmental Authorities which have issued Franchises to Seller, and shall file with such Forms 394 all additional information required by such Franchises or applicable local Legal Requirements or that the Governmental Authorities deem necessary or appropriate in connection with their consideration of the request of Seller and Buyer that such Governmental Authorities approve the transfer of the Franchises to Buyer.

         5.8. Programming. Each party shall execute and deliver such documents and take such action as may reasonably be requested by the other party to enable such other party to comply with the requirements of its programming agreements with respect to divestitures and acquisitions of cable television systems; provided, however, that Buyer shall not be required hereunder to provide specific programming or channels or to assume any liability with respect to or under Seller's programming agreements.

         5.9. Satisfaction of Closing Conditions. Each of the parties hereto shall use its commercially reasonable efforts to fulfill, or cause to be fulfilled, the conditions to Closing in Section 6 and to otherwise cause the consummation of the transaction contemplated hereby.

         5.10. Notice of Developments. Each of Buyer and Seller will give prior notice to the other of any breach of its own representations and warranties herein.

         5.11. Transitional Services. For a period of up to sixty (60) days after the Closing Date, Seller agrees to provide to Buyer such accounting and other office administrative services as Buyer may reasonably request in connection with the transition of the System from Seller to Buyer. The terms and conditions of such services requested by Buyer, including the rates of compensation therefor, shall be subject to the mutual agreement of the parties which the parties agree to negotiate in good faith.

         5.12.  Environmental Audits.

                Subject to Paragraph 5 of the Real Estate Agreement, Seller hereby agrees that Buyer and its consultants, representatives and agents shall have the right to enter and inspect the Related Real Property and, subject to the terms of the lease for the Redstone Arsenal Property, the Redstone Arsenal Property (the Related Real Property and the Redstone Arsenal Property, collectively, the "Subject Property"). In order to complete such investigations, Buyer or its designated consultant shall have the right but not the obligation: (i) to conduct tests of the soil, surface or subsurface waters, and air quality at, in, on, beneath or about the Subject Property, in a manner consistent with good engineering practice; (ii) to inspect all records, reports, permits, applications, monitoring results, studies, correspondence, data and any other information or documents relevant to Hazardous Substances or other environmental conditions; and (iii) to inspect all buildings and equipment at the Subject Property for asbestos-containing materials or other Hazardous Substances. Buyer agrees to conduct such investigations in a manner that minimizes the disruption to Seller's business activities, and Seller agrees, subject to the terms of the lease for the Redstone Arsenal Property, to permit or cause the Owners to permit, as the case may be, Buyer reasonable access to all portions of the Subject Property during normal business hours. In the event that any Phase I audits, Phase II audits or similar investigations of the Subject Property indicate the presence of Hazardous Substances on or at the Subject Property which would impair the value of the Subject Property, then Buyer shall have the unilateral right, in its sole discretion, to terminate its obligations under this Agreement without penalty on or before the completion of its investigation of the Subject Property. Buyer agrees to keep and hold confidential any and all reports, summaries, studies or results that are the product of its investigations of the Subject Property and not to disclose such reports without the written consent of Seller or unless required to do so by applicable Legal Requirements.

         5.13. Termination of Leases. Seller shall take such actions as may be necessary to terminate, effective as of the Closing Date, the real estate leases described at Items 7 and 8 of SCHEDULE 2.2 hereto.

6.       CONDITIONS PRECEDENT.

         6.1. Conditions Precedent to Buyer's Obligations. Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement with respect to the purchase and sale of the Assets shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer:

                6.1.1. Accuracy of Representations; Performance of Agreements; and Officer's Certificate. All of the representations and warranties of Seller contained in this Agreement (including, without limitation, the representations and warranties contained in Annex A hereto), and the representations and warranties of Seller's Parent contained in Seller's Guaranty, shall be true and correct at and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for any representations and warranties that speak as of a specified date, which shall have been true and correct in all material respects when made, and provided that any representation or warranty contained herein that is qualified by a materiality standard shall be true and correct in all respects). Seller shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing. Seller shall have furnished Buyer with a certificate of an executive officer of Seller dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

                6.1.2. Consents. Seller shall have obtained and delivered to Buyer each of the Consents identified on SCHEDULE 3.6 as material consents ("Material Consents") with no materially adverse conditions imposed by such Consents.

                6.1.3. No Litigation. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal, or prohibits consummation of the transaction contemplated by this Agreement or (ii) would prohibit Buyer's ownership or operation of any portion of the System or the Assets and there shall be no Litigation pending or threatened that seeks, or which if successful would have the effect of, any of the foregoing.

                6.1.4. Deliveries. Seller shall have made or stand willing to and able to make all of the deliveries to Buyer set forth in Section 7.2.

                6.1.5. No Adverse Change. Since the Balance Sheet Date, there shall have been (i) no material adverse change in the fixed assets of the System or in the financial condition, business or operations of the System, (ii) no loss, damage, impairment, confiscation or condemnation of any of the Assets (material in the aggregate) that has not been repaired or replaced, or (iii) any pending or threatened Litigation which would have a Material Adverse Effect.

                6.1.6. Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Buyer's counsel.

                6.1.7. HSR Act. The waiting period applicable to the consummation of the purchase and sale of the Assets under the HSR Act shall have expired or been terminated.

                6.1.8. Real Estate Closing. The purchase and sale contemplated by the Real Estate Agreement shall have been consummated simultaneously with the Closing.

                6.1.9. Consulting Agreement. Buyer shall have entered into a consulting or employment agreement with Mr. William Lewis, on acceptable terms and conditions, for Mr. Lewis to provide Buyer support, access, goodwill and related services for an aggregate of no more than $75,000 for a minimum period of six months following the Closing.

                6.1.10. Audited Financial Statements. Seller shall have delivered to Buyer the Audited Financial Statements (including the unqualified auditor's report thereon) required by Section 5.1.5; provided, however, that Buyer agrees to waive the condition set forth in this Section 6.1.10 if in Buyer's reasonable judgment the final Audited Financial Statements (including the unqualified auditor's report thereon) will be delivered to Buyer by December 15, 1998.

                6.1.11. Releases. If the report described in Section 7.2.8 evidences that judgments, financing statements, tax liens, mechanic's, materialmen's or other statutory liens are on file with respect to any of the Assets, Seller shall have obtained and delivered to Buyer a termination statement or other appropriate document signed by the secured party or lienholder evidencing the release or termination of such financing statement or such lien and, if applicable, a pay-off letter from such secured party or lienholder

                6.1.12. Title Insurance Commitment. Buyer shall have received the Title Insurance Commitment and the Survey with respect to the Related Real Property and the Redstone Arsenal Property, all in form and substance reasonably satisfactory to Buyer.

                6.1.13 Interim Cost of Capital Amount. If the Closing shall not have occurred on or prior to October 30, 1998, then the parties shall have agreed upon the new interest rate pursuant to the last sentence of Section 2.7.2 hereof.

         6.2. Conditions Precedent to Seller's Obligations6.2. Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement with respect to the purchase and sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, which may be waived by Seller:

                6.2.1. Accuracy of Representations; Performance of Agreements; and Officer's Certificate. All of the representations and warranties of Buyer contained in this Agreement and the representations and warranties of Buyer's Parent contained in Buyer's Guaranty shall be true and correct at and as of the Closing Date in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for any representations and warranties that speak as of a specified date, which shall have been true and correct in all material respects when made, and provided that any representation or warranty contained herein that is qualified by a materiality standard shall be true and correct in all respects). Buyer shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing. Buyer shall have furnished Seller with a certificate of an executive officer of Buyer, dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

                6.2.2. No Litigation. There shall be no Legal Requirement, and no Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which enjoins, restrains, makes illegal, or prohibits consummation of the transaction contemplated by this Agreement.

                6.2.3. Deliveries. Buyer shall have made or stand willing and able to make all the deliveries to Seller set forth in Section 7.3.

                6.2.4. Legal Matters. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to and approved by Seller's counsel.

                6.2.5. Real Estate Closing. The purchase and sale contemplated by the Real Estate Agreement shall have been consummated simultaneously with the Closing.

                6.2.6. HSR Act. The waiting period applicable to the consummation of the purchase and sale of the Assets under the HSR Act shall have expired or been terminated.

                6.2.7. Interim Cost of Capital Amount. If the Closing shall not have occurred on or prior to October 30, 1998, then the parties shall have agreed upon the new interest rate pursuant to the last sentence of Section 2.7.2 hereof.

7.       CLOSING.

         7.1. Time and Place. The consummation of the sale of the Assets to Buyer and the receipt of the consideration therefore by Seller shall constitute the "Closing". Unless otherwise mutually agreed to by the parties, the Closing shall take place by mail and/or by facsimile. The parties agree that a signature on a document received by the other party via facsimile shall be deemed valid and binding. The Closing shall occur on the last business day of the month in which all conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived or on such other date as Buyer and Seller shall mutually agree (the "Closing Date"). All allocations provided for hereunder shall be made as of the Adjustment Time, except as otherwise agreed in writing by the parties. In no event shall the Closing be held later than December 15, 1998 (the "Outside Closing Date"), unless Buyer and Seller otherwise mutually agree.

         7.2. Seller's Deliveries. At the Closing, Seller shall deliver or cause to be delivered to Buyer the following:

                7.2.1. Bill of Sale. An executed Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit D;

                7.2.2. Vehicle Titles. Title certificates to all vehicles included among the Assets, endorsed for transfer of title to Buyer;

                7.2.3. Officer's Certificates. The Initial Adjustment Certificate described in Section 2.6.1, the officer's certificate described in Section 6.1.1 and the certified statement described in
         Section 5.5;

                7.2.4. Consents. The Consents, Landlord Estoppel Certificates and Tenant Estoppel Certificates obtained by Seller;

                7.2.5. Noncompetition Agreements. The Seller Noncompetition Agreement and the Dyrek Noncompetition Agreement;

                7.2.6. Indemnity Escrow Agreement. An executed counterpart of the Indemnity Escrow Agreement; and

                7.2.7. Opinions of Counsel. Opinions of Cole, Raywid & Braverman, L.L.P., Seller's communications counsel, and Sirote & Permutt, P.C., Seller's and Seller's Parent's local Alabama counsel, each addressed to Buyer and its lender(s) dated the

         Closing Date, each in a form reasonably acceptable to Buyer and its counsel and addressing such matters as are customary in a transaction of this type, such as, in the case of the opinion of local Alabama counsel, organization, good standing, authorization, execution and delivery, enforceability, no violations of organizational documents, laws or contracts, litigation and receipt of all requisite Franchise approvals;

                7.2.8. UCC Report. A report dated not more than ten (10) days prior to the Closing Date of the appropriate filing officers in the States of Alabama and Arizona with respect to judgments, financing statements, tax liens, mechanics, materialmen or other statutory liens on file with respect to the Assets.

                7.2.9. Other Documents. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

         7.3. Buyer's Obligations. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

                7.3.1. Purchase Price. The Purchase Price, payable as provided in Section 2.3;

                7.3.2. Bill of Sale, Assignment and Assumption Agreement. An executed Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as Exhibit D;

                7.3.3. Officer's Certificate. The certificate described in
         Section 6.2.1;

                7.3.4. Indemnity Escrow Agreement. An executed counterpart of the Indemnity Escrow Agreement; and

                7.3.5. Other Documents. Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

8.       TERMINATION.

         8.1. Termination Events. This Agreement may be terminated and the transaction contemplated by this Agreement may be abandoned:

                8.1.1. at any time, by the mutual agreement of Buyer and Seller;

                8.1.2. by either Buyer or Seller, at any time, if the other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of its representations in this Agreement or any Transaction Document are not true and accurate when made or when otherwise required by this Agreement to be true and accurate in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality standard shall not be further qualified hereby), provided that such breach or default is incapable of cure or has not been cured within 20 calendar days after receipt of written notice of such breach, default or misrepresentation from the other party;

                8.1.3. by Buyer, upon written notice to Seller, if the Closing shall not have occurred on or before the Outside Closing Date for any reason other than (a) a breach or default by Buyer of its covenants, agreements or other obligations hereunder, or (b) any of Buyer's representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate in all material respects;

                8.1.4. by Seller, upon written notice to Buyer, if the Closing shall not have occurred on or before the Outside Closing Date for any reason other than (a) a breach or default by Seller of its covenants, agreements or other obligations hereunder, or (b) any of Seller's representations herein not being true and accurate when made or when otherwise required by this Agreement to be true and accurate in all material respects;

                8.1.5. as otherwise provided in this Agreement, including, without limitation, Section 10(b) hereof.

         8.2.   Effect of Termination.

                8.2.1. Costs and Return of Information. Without limiting any other provision of this Section 8.2, if the transactions contemplated by this Agreement are terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall re-deliver all documents, work papers and other materials of the other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with Section 11.1 hereof, and (iv) neither party hereto shall have any liability or further obligation to the other party to this Agreement except (a) as stated in subparagraphs (ii) and (iii) of this Section 8.2.1, and (b) to the extent applicable, as set forth in Sections 8.2.2 below.

                8.2.2. Any termination pursuant to Section 8.1.2, 8.1.3, 8.1.4 or 8.1.5 shall not relieve any party of any liability for breach of its obligations hereunder prior to such termination.

9.       SURVIVAL OF REPRESENTATIONS AND INDEMNITY.

         9.1. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive the Closing Date. The representations and warranties contained in this Agreement shall survive for a period ending on the date which is eighteen (18) months after the Closing Date, except for representations and warranties set forth in Section 3.1 (Organizations and Qualification), Section 3.2 (Authorization), Section 3 with respect to the ownership of the Assets and Section 3.5.4, which shall survive indefinitely, the representations and warranties set forth in Section 3.8 (Employment Matters), Section 3.9 (Taxes), Section 3.12 (Legal Requirements) and Section 3.13 (Environmental Laws and Regulations) which shall survive for the applicable statute of limitations. Seller's obligations with respect to all obligations and liabilities not assumed by Buyer, and Buyer's obligations with respect to the Assumed Liabilities, shall survive until such obligations and liabilities have been paid, performed or discharged in full, and the covenants and agreements in this Section 9 shall continue in full force and effect until fully discharged. Any representation, warranty, covenant or agreement that is the subject of a claim which is asserted prior to the expiration of the applicable survival period set forth above shall survive with respect to such claim or dispute until the final resolution thereof. Following the Closing, this Section 9 shall be the exclusive remedy of either party hereto for monetary damages with respect to any representation, warranty or covenant contained in this Agreement or any Transaction Document; provided, that the foregoing shall not limit, diminish or affect any rights or remedies that might be available to either party (a) for declaratory relief in connection with any claim made by Buyer pursuant to the Indemnification Escrow Agreement, (b) to have any non-monetary obligations of the other party specifically performed, or
(c) to have any actions or potential actions of the other party temporarily or permanently enjoined.

         9.2. Seller's Indemnity. Notwithstanding the Closing and regardless of any investigation made at any time by or on behalf of Buyer or any information Buyer may have, Seller shall indemnify and hold Buyer, its respective affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be (each a "Buyer Indemnified Person"), harmless from and against any Losses arising out of or resulting from any of the following, provided that a claim for indemnity with respect to such Losses, specifying such claim in reasonable detail, has been delivered to Seller by Buyer before the date eighteen months after the Closing Date unless a longer survival period is specified in Section 9.1, in which case the end of such applicable survival period:

                             (i) all refund liabilities due to subscribers for
                           periods prior to the Closing that arise in connection with Rate Regulatory Matters or Rate Regulatory Reduction Orders;

                             (ii) the business or operations of the System
                           prior to the Closing Date (except for Assumed Liabilities for which an adjustment has been made at Closing and Permitted Liens), any failure by Seller to pay, perform or discharge any liabilities or obligations of Seller or the System not expressly assumed by Buyer pursuant to Section 2.8.1 hereof, and all claims and demands made in respect of any of the foregoing whether or not known or asserted at or prior to the Closing;

                             (iii) any misrepresentation, breach of warranty,
                           or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement or any Transaction Document;

                             (iv) the Litigation described in SCHEDULE 3.7 hereto; and

                             (v) any claim by the City of Huntsville or any
                           other Person that, contrary to Paragraph 7 of the Huntsville Resolution, Buyer or any of its successors or assigns is required or alleged to be required to pay any franchise fees to the City of Huntsville for any period prior to the expiration of the City of Huntsville Franchise.

provided, however, that the Seller shall not be liable under Section 9.2(iii) in respect of Losses unless the aggregate of such Losses exceeds Two Hundred Thousand Dollars ($200,000) in which case the Seller will be liable for all such Losses up to a maximum aggregate amount of Fifteen Million Dollars ($15,000,000). Seller will be liable, in the aggregate, for all Losses under this Section 9.2 up to a maximum amount of Sixty Five Million Dollars ($65,000,000); provided, however, that such limitations and qualifications shall not apply in the case of Losses resulting from or arising out of the Seller's breach of its obligations under Sections 2.6.2, 2.10 and 2.13, Section 5.5, Section 12 and Section 13.4 hereof.

         9.3. Buyer's Indemnity. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Seller or any information Seller may have, Buyer shall indemnify and hold Seller, its affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any Losses arising out of or resulting from any of the following, provided that a claim for indemnity with respect to such Losses, specifying such claim in reasonable detail, has been delivered to Seller by Buyer before the date eighteen months after the Closing Date unless a longer survival period is specified in Section 9.1, in which case the end of such applicable survival period:

                9.3.1. the Assumed Liabilities and any failure by Buyer to pay, perform or discharge the Assumed Liabilities; and

                9.3.2. any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Buyer under this Agreement or any Transaction Document;

provided, however, that the Buyer shall not be liable under Section 9.3.2 in respect of Losses unless the aggregate of such Losses exceeds Two Hundred Thousand Dollars ($200,000) in which case the Buyer will be liable for all such Losses up to a maximum aggregate amount of Fifteen Million Dollars ($15,000,000). Buyer will be liable, in the aggregate, for all Losses under this Section 9.3 up to a maximum amount of Sixty Five Million Dollars ($65,000,000); provided, however, that such limitations and qualifications shall not apply in the case of Losses resulting from or arising out of the Seller's breach of its obligations under Sections 2.6.2, 2.10, 2.11 and 2.12,
Section 12 and Section 13.4 hereof.

         9.4. Procedure for Indemnified Third Party Claim. Promptly after receipt by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 9.2 and 9.3, the Indemnitee shall give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto; provided, however, that failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder. In case any Litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, at the Indemnitor's sole expense. In the event that within a reasonable time after such notice from the Indemnitee, the Indemnitor shall fail to undertake to defend such claim, then the Indemnitee (upon further written notice to the Indemnitor) shall have the right to undertake the defense, compromise or settlement of such claim, by counsel or other representatives of its own choosing, on behalf of and for the account and risk of the Indemnitor. In the event that the Indemnitee undertakes the defense of a claim for which the Indemnitee is entitled to indemnification hereunder, the Indemnitor shall pay to the Indemnitee, in addition to the other sums required to be paid hereunder, the reasonable costs and expenses incurred by the Indemnitee in connection with such defense, compromise or settlement, as and when such costs and expenses are so incurred. If the Indemnitor shall assume the defense of any Litigation, it shall not settle the Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee from all liability with respect to such Litigation. Anything in this
Section 9.4 to the contrary notwithstanding, in the event that the Indemnitor undertakes the defense of any claim pursuant to this Section 9.4, (i) the Indemnitee, at its own expense, by counsel or other representative of its own choosing, shall have the right to participate in the defense, compromise or settlement thereof and each party and its counsel and other representatives shall cooperate with the other party and its counsel and representatives in connection therewith; and (ii) the Indemnitor shall have an obligation to keep the Indemnitee informed of the status of the defense of such claim and furnish the Indemnitee with all documents, instruments and information that the Indemnitee shall reasonably request in connection therewith. Notwithstanding the foregoing, in the event a conflict of interest shall exist between the Indemnitor and the Indemnitee with respect to any claim, the Indemnitee shall be entitled to undertake the defense of any claim pursuant to this Section 9.4 and Indemnitor shall pay to the Indemnitee the reasonable costs and expenses, for which Indemnitee is entitled to indemnification hereunder, incurred by the Indemnitee in the defense of such claim.

10. RISK OF LOSS. The risk of loss or damage by fire or other casualty or cause to the Assets from the date hereof until the Closing Date shall be upon Seller. In the event any such loss or damage shall not be restored, replaced, or repaired as of the Closing Date, Buyer shall, at its option, either:

                (a) proceed with the Closing and receive at Closing, the insurance proceeds received by Seller, and all rights of Seller or its Affiliates to receive insurance proceeds, with respect to such loss or damage, less any amounts previously spent by Seller in restoring, repairing or replacing such loss or damage and with respect to which Seller shall have consulted with Buyer prior to restoring, repairing, or replacing such loss or damage; or

                (b) if such loss or damage has had or would have a Material Adverse Effect, terminate this Agreement by written notice to Seller.

11.      CONFIDENTIALITY AND PRESS RELEASES.

         11.1.  Confidentiality.

                11.1.1. It is understood that Seller desires to maintain the confidentiality of all documents or other information or data, whether written or oral, relating to the System and furnished to Buyer or its employees, agents or consultants in the course of the transaction contemplated by this Agreement (the "Information"). Unless and until the Closing occurs, Buyer will hold and will use all reasonable efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold in strict confidence all of the Information received by it, and will not, without the prior written consent of Seller, (i) use the Information for any purpose other than in connection with the transactions contemplated by this Agreement; or (ii) release or disclose any Information to any other person, except to such foregoing persons who need to know the Information in connection with the transactions contemplated by this Agreement, who are informed by Buyer of the confidential nature of the Information and who agree to be bound by the terms and conditions hereof. Notwithstanding the foregoing, the following will not constitute Information for the purposes of this Agreement: (a) information that the Buyer can show was known by it, its directors, officers, employees, consultants or by its affiliates prior to the disclosure thereof by the Seller; (b) information that is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by the Buyer or its directors, officers, employees or consultants in breach of this
         Section 11.1 or any other duty of confidentiality; (c) information that is independently developed by the Buyer, its directors, officers, employees, consultants or its affiliates; or (d) information that is or becomes available to the Buyer on a non-confidential basis from a source other than the Seller or its directors, officers, employees; provided that such source is not bound by any obligation of confidentiality in relation thereto.

                11.1.2. In the event that Buyer shall provide to Seller any information or data relating to Buyer or its business and such information or data would constitute "Information" if provided by Seller to Buyer, then Seller agrees to hold and use all reasonable efforts to cause its officers, directors, employees, lenders, accountants, representatives, agents, consultants and advisors to hold in strict confidence all of such information or data received by it, and will not, without the prior written consent of Buyer, (i) use the Information for any purpose other than in connection with the transactions contemplated by this Agreement; or (ii) release or disclose any Information to any other person, except to such foregoing persons who need to know the Information in connection with the transactions contemplated by this Agreement, who are informed by Seller of the confidential nature of the Information and who agree to be bound by the terms and conditions hereof.

         11.2. Press Releases. No press release or public disclosure, either written or oral, of the existence or terms of this Agreement shall be made by either Buyer or Seller prior to the Closing without the consent of the other, and Buyer and Seller shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Buyer or Seller, as the case may be, proposes to make such press release. This provision shall not, however, be construed to prohibit any party from making any disclosures to any Governmental Authority which it is required to make under any Legal Requirement or in connection with obtaining any Consents, or from filing this Agreement with, or disclosing the terms of this Agreement to, any governmentally regulated institutional lender to such party.

12. BROKERAGE FEES. Each party hereto represents and warrants to the other that it has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which the other party hereto will have any liability. Buyer shall indemnify and hold Seller harmless from and against any Losses incurred by Seller with respect to any breach by Buyer of the provisions of this Section 12, and Seller shall indemnify and hold Buyer harmless from and against any Losses incurred by Buyer with respect to any breach by Seller of the provisions of this Section 12.

13.      MISCELLANEOUS.

         13.1. Further Assurances. From time to time after the Closing, Seller shall, if requested by Buyer, make, execute and deliver to Buyer such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary to transfer to Buyer all of Seller's right, title, and interest in and to the Assets. Such efforts and assistance shall be without cost to Buyer.

         13.2. Notices. All notices, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by reputable overnight courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this
Section 13.2:

         (i)      If to Buyer:

                  c/o Knology Holdings, Inc.
                  1241 O.G. Skinner Drive
                  West Point, Georgia 31833
                  Attn:  Chad Wachter
                  Fax No.: (706) 645-0148

                  With a copy to:

                  Hogan & Hartson L.L.P.
                  555 13th Street, N.W.
                  Washington, D.C. 20004
                  Attn: Steven M. Kaufman
                  Fax No.: (202) 637-5910

         (ii)     If to Seller:

                  c/o CableAmerica Corporation
                  2720 East Camelback Road, Suite, 200
                  Phoenix, Arizona 85016-4317
                  Attn:  William G. Jackson
                  Fax No.:  (602) 957-2555

                  With a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts 02110-2624
                  Attn:  Joel F. Freedman
                  Fax No.:  (617) 951-7050

         Notices delivered personally, by overnight courier or by registered or certified mail shall be effective upon receipt by the intended recipient. Notices transmitted by facsimile transmission shall be effective when confirmation of transmission is received.

         13.3. Assignment; Binding Effect. Neither party may assign this Agreement or any interest herein without the prior written consent of the other party; provided, however, that at any time after Closing, Buyer shall have the right, upon written notice to Seller, to assign all of its rights and obligations hereunder to any Person in connection with a sale of all or substantially all of the assets of the System, provided, however, no such assignment shall release Buyer of its obligations to pay the Purchase Price to Seller hereunder.

         13.4. Expenses. Except as otherwise expressly provided for in this Agreement, each party shall bear its own expenses and the fees and expenses of its legal counsel, accountants, and other experts incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, the Title Insurance Commitments and Surveys shall be prepared at the sole cost and expense of Buyer.

         13.5. Collection of Accounts. From and after the Closing Date, Buyer shall have the right and authority, at its expense, to collect for its account all Accounts Receivable and Advertising Accounts Receivable to which it is entitled as provided in this Agreement and to endorse with the name of Seller any checks or drafts received on account of any such items.

         13.6. Entire Agreement; Amendments; and Waivers. This Agreement merges all previous negotiations between the parties hereto, constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes any such other understandings or agreements between the parties with respect to the subject matter of this Agreement, including without limitation, the Letter of Intent between the parties hereto dated August 28, 1998. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power, or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power, or privilege shall preclude the further or full exercise thereof.

         13.7. Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all of the signatures on such counterparts appeared on one document. All executed counterparts shall together constitute one and the same agreement.

         13.8. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         13.9. Schedules and Exhibits, Headings. All references herein to Schedules and Exhibits are to the Schedules and Exhibits attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

         13.10. Governing Law. The validity, performance, and enforcement of this Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of Alabama, without giving effect to the principles of conflicts of law of such State.

         13.11. Third Parties; Joint Ventures. This Agreement constitutes an agreement solely among the parties hereto for their benefit, and except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto, and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

         13.12. Construction. This Agreement has been negotiated by Buyer and Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

         13.13. Commercially Reasonable Efforts. For the purposes of this Agreement, "commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

         13.14. Specific Performance. Seller acknowledges that the Assets to be sold and delivered to Buyer pursuant to this Agreement are unique and that Buyer has no adequate remedy at law if Seller shall fail to perform any of its obligations hereunder, and Seller therefore confirms and agrees that Buyer's right to specific performance is essential to protect the right and interests of Buyer. Accordingly, in addition to any other remedies which Buyer may have hereunder or at law or in equity or otherwise, Seller hereby agrees that Buyer shall have the right to have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by Seller and that Buyer shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.

                         [SEE SIGNATURE PAGE ATTACHED]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first written above.

                                          SELLER:

                                          CABLE ALABAMA CORPORATION
                                          an Alabama corporation


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          BUYER:

                                          KNOLOGY OF HUNTSVILLE, INC.
                                          a Delaware corporation

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                   EXHIBIT A

                    [FORM OF DYREK NONCOMPETITION AGREEMENT]

                        (SEE SEPARATE DOCUMENT ATTACHED)

                                   EXHIBIT B

                   [FORM OF SELLER NONCOMPETITION AGREEMENT]

                        (SEE SEPARATE DOCUMENT ATTACHED)

                                   EXHIBIT C

                      [FORM OF INDEMNITY ESCROW AGREEMENT]

                        (SEE SEPARATE DOCUMENT ATTACHED)

                                   EXHIBIT D

          [FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT]


                                      D-1